UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Albany Molecular Research, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Dated Filed:

ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

April 19, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Albany Molecular Research, Inc. to be held on Wednesday, May 31, 2017 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully. Following the formal portion of the meeting, we will review our operations, report on 2016 financial results and discuss our plans for the future.

Your vote is important to us. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you please complete, date, and sign the enclosed proxy card and return it as promptly as possible in the envelope provided or vote by telephone or the Internet pursuant to the instructions provided in the proxy materials. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Sincerely,

William S. Marth
President and Chief Executive Officer

ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 31, 2017

To the Stockholders of Albany Molecular Research, Inc.,

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Albany Molecular Research, Inc., a Delaware corporation (the “Company” or “AMRI”), will be held on Wednesday, May 31, 2017 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203 (including any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To elect two Class I Directors of the Company, each to serve until the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal;
2.	To ratify the Company’s selection of KPMG LLP as the independent registered public accounting firm for the 2017 fiscal year;
3.	To approve the Company’s Fifth Amended 2008 Stock Option and Incentive Plan;
4.	To approve the Company’s Fourth Amended 1998 Employee Stock Purchase Plan;
5.	To hold an advisory vote to approve the compensation of the Company’s named executive officers;
6.	To hold an advisory vote on the frequency of future non-binding stockholder votes on the compensation of the Company’s named executive officers; and
7.	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s Common Stock, par value $.01 per share, at the close of business on April 13, 2017 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy card which is being solicited on behalf of the Board of Directors or vote by telephone or the Internet pursuant to the instructions provided in the proxy materials so that your shares will be represented at the Annual Meeting.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Lori M. Henderson
Senior Vice President, General Counsel and Secretary

Albany, New York
April 19, 2017

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR TO CAST YOUR VOTE BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY VOTED.

ALBANY MOLECULAR RESEARCH, INC.
26 Corporate Circle
Albany, New York 12203

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 31, 2017

April 19, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Albany Molecular Research, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 31, 2017 at 10:00 a.m., local time, at the Company’s corporate offices located at 26 Corporate Circle, Albany, New York 12203 or at any adjournments or postponements thereof (the “Annual Meeting”). The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2016, is being mailed together with this proxy statement to all stockholders of the Company entitled to vote at the Annual Meeting. The Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card are first being mailed to stockholders of the Company on or about April 27, 2017 in connection with the solicitation of proxies for the Annual Meeting.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

1.	To elect two Class I Directors of the Company, each to serve until the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal;
2.	To ratify the Company’s selection of KPMG LLP as the independent registered public accounting firm for the 2017 fiscal year;
3.	To approve the Company’s Fifth Amended 2008 Stock Option and Incentive Plan;
4.	To approve the Company’s Fourth Amended 1998 Employee Stock Purchase Plan;
5.	To hold an advisory vote to approve the compensation of the Company’s named executive officers;
6.	To hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and
7.	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”) at the close of business on April 13, 2017 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 42,931,977 shares of Common Stock were issued, outstanding and entitled to vote at the Annual Meeting.

The holders of Common Stock outstanding as of the Record Date are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card in the postage-prepaid envelope enclosed for that purpose, or by telephone or the Internet. Execution of the proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. If your shares are held in street name through a broker, bank or other intermediary, your broker, bank or other intermediary should give you instructions for voting your shares.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by (1) filing with the Secretary of the Company before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than such stockholder’s proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company, or voting by telephone or the Internet in accordance with the instructions in the proxy materials, before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Lori Henderson, Secretary, before the taking of the vote at the Annual Meeting. If you hold your shares in street name and would like to change your voting instructions, please follow the instructions provided to you by your broker, bank or other intermediary.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Stockholders of the Company are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope or to vote by telephone or the Internet, in accordance with the instructions in the proxy materials. The persons named as attorneys-in-fact in the proxies, William S. Marth and Lori M. Henderson, were selected by the Board of Directors of the Company (the “Board of Directors”) and are officers of the Company. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, properly executed proxy cards will be voted “FOR” each of Proposals 1 through 5 and for the “1 YEAR” option on Proposal 6. It is not anticipated that any matters other than those described herein will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A representative from Computershare will serve as the Inspector of Elections and will count all votes and ballots.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of ten (10) members and is divided into three classes, with four Class I Directors (Kenneth P. Hagen, Anthony J. Maddaluna, Arthur J. Roth, CPA and Una S. Ryan, Ph.D., O.B.E.,), three Class II Directors (William S. Marth, Fernando Napolitano and Kevin O’Connor) and three Class III Directors (Thomas E. D’Ambra, Ph.D., David H. Deming and Gerardo Gutiérrez). Directors serve for three year terms with one class of directors being elected by the Company’s stockholders at each Annual Meeting.

Fernando Napolitano was appointed to the Board of Directors on July 12, 2016. Una S. Ryan, Ph.D., O.B.E. and Arthur J. Roth, CPA, have informed the Company of their intention to retire from the Board of Directors and the Board committees on which each serves, at the expiration of their current terms on May 31, 2017 and therefore will not stand for re-election at the Annual Meeting.

At the Annual Meeting, two Class I Directors will be elected to serve until the 2020 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Kenneth P. Hagen and Anthony J. Maddaluna for re-election as Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Kenneth P. Hagen and Anthony J. Maddaluna as Class I Directors. Mr. Hagen and Mr. Maddaluna have agreed to stand for re-election and to serve, if elected, as directors. However, if a person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of plurality. Votes withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of directors.

Recommendation

The Board of Directors of the Company unanimously recommends a vote FOR the election of its nominees as Class I Directors of the Company.

The following table sets forth the nominees to be elected at the Annual Meeting and the other current directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by the nominee or director, the year each nominee’s or director’s current term will expire and each nominee’s or director’s age and current class.

Name	Position with the Company	Age	Year First Became Director
Class I — Nominees for Election
Kenneth P. Hagen(2)(3)	Director	69	2016
Anthony J. Maddaluna(1)(2)	Director	64	2016
Class II — Term Expires in 2018
William S. Marth	Director, President and Chief Executive Officer	62	2012
Fernando Napolitano(1)	Director	52	2016
Kevin O’Connor(1)(3)	Director	62	2000
Class III - Term expires in 2019
Thomas E. D’Ambra, Ph.D.	Chairman of the Board of Directors	61	1991
David H. Deming(2)(3)	Director	64	2016
Gerardo Gutiérrez	Director	63	2015
Class I — Term Expires in 2017
Arthur J. Roth, CPA(1)(2)(4)	Director	77	2003
Una S. Ryan, Ph.D., O.B.E(1)(3)(4)	Director	75	2006

(1)	Member of Nominating and Corporate Governance Committee.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Mr. Roth and Dr. Ryan have informed the Board of Directors that they intend to retire at the expiration of their current terms on May 31, 2017 and therefore will not stand for re-election at the 2017 Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s executive officers are appointed on an annual basis by, and serve at the discretion of, the Board of Directors. The directors and executive officers of the Company are as follows:

Name	Age	Position with the Company
William S. Marth	62	President and Chief Executive Officer, Director
Milton Boyer	55	Senior Vice President, Drug Product
Christopher M. Conway	41	Senior Vice President, Discovery, Development & Analytical Services
Margalit Fine	65	Executive Vice President, API
Steven R. Hagen, Ph.D.	56	Senior Vice President, Quality and Compliance
Lori M. Henderson	55	Senior Vice President, General Counsel and Head of Business Development
Felicia I. Ladin	45	Senior Vice President, Chief Financial Officer and Treasurer
George Svokos	59	Chief Operating Officer
Thomas E. D’Ambra, Ph.D.	61	Chairman of the Board of Directors
David H. Deming	64	Director
Gerardo Gutiérrez	63	Director
Kenneth P. Hagen*	69	Director
Anthony J. Maddaluna*	64	Director
Fernando Napolitano	52	Director
Kevin O’Connor	62	Director
Arthur J. Roth, CPA**	77	Director
Una S. Ryan, Ph.D., O.B.E.**	75	Director

*	Nominee for re-election.
**	Mr. Roth and Dr. Ryan have informed the Board of Directors that they intend to retire at the expiration of their current terms on May 31, 2017, and therefore will not stand for re-election at the 2017 Annual Meeting.

BIOGRAPHICAL INFORMATION

Nominees for Election as Class I Directors for Terms to Expire in 2020

Kenneth P. Hagen has served as one of our directors since May 2016. Mr. Hagen joined Pricewaterhouse Coopers in 1975 and became a tax partner in 1986, serving a wide range of pharmaceutical, industrial and technology clients. Since 2000 and until his retirement in 2011, Mr. Hagen was the Partner-in-Charge of PwC’s Mergers and Acquisition tax practice in Philadelphia. In addition, Mr. Hagen served as principal tax advisor for over a decade to one of the world’s leaders in generic pharmaceuticals. He also advised other clients on tax issues associated with large and diverse corporate transactions. Mr. Hagen holds a B.S. in Accounting from Pennsylvania State University and a Masters in Taxation from Villanova University. Mr. Hagen’s expertise in taxation, equity financing, mergers and acquisitions, and knowledge of our industry make him a valuable member of the Company’s Board of Directors.

Anthony J. Maddaluna has served as one of our directors since February 2016. In November 2016, Mr. Maddaluna announced his retirement as the Executive Vice President of Pfizer, Inc. and President of the global pharmaceutical manager, Pfizer Global Supply, where he focused on plant network strategy, capturing global advantage, business process redesign, and other transformational initiatives. His career with Pfizer spanned more than 40 years, having joined Pfizer in 1975 in the Minerals, Pigments, and Metals Division. Subsequently he worked in the Pharmaceutical Division at Pfizer, as a Plant Manager, and as a General Plant Manager before becoming a Vice President of Strategy and Supply Network Transformation in 2008, and Senior Vice President in 2009. Prior to joining Pfizer, he worked at the U.S. Environmental Protection Agency and at Johnson & Johnson as an engineer. Mr. Maddaluna currently represents Pfizer on the National Association of Manufacturers (NAM), the largest manufacturing association in the United States. He also serves on the NAM board as a member of the Executive Committee. He holds a B.S. in Chemical Engineering from Northeastern University and an M.B.A. in Management and Organizational Development from Southern Illinois University. Mr. Maddaluna’s leadership ability, knowledge of our industry and significant business acumen make him a valuable member of the Company’s Board of Directors.

Incumbent Class II Directors — Terms Expiring 2018

William S. Marth has served as one of our directors since May 2012 and became our President and Chief Executive Officer in January 2014, after briefly serving as the Company’s non-executive Chairman since 2013. In 2013, Mr. Marth served as senior advisor to Teva Pharmaceuticals, a manufacturer of specialty and generic pharmaceuticals, following his retirement in 2012 as President and Chief Executive Officer of Teva —  Americas. He had previously served as President and Chief Executive Officer of Teva North America from January 2008 to June 2010, as President and Chief Executive Officer of Teva USA from January 2005 to January 2008 and Executive Vice President and Vice President of Sales and Marketing for Teva USA. In addition, Mr. Marth worked with several large equity firms providing guidance on their healthcare investments. Mr. Marth is recognized as an industry leader with an unparalleled record of commercial success. He was a key strategist in establishing Teva as a leading specialty pharmaceutical company and being ultimately recognized as the premier worldwide producer of generic pharmaceuticals. He was a member of Teva’s global executive management team and Teva Americas’ board of directors from 2007 to 2012. His experience was global in all core functional areas including Strategic Planning, investor relations, R&D, Supply Chain Management and Regulatory. He also served as the architect of the $6.8 billion Cephalon and $7.4 billion Barr Laboratories acquisitions and integrations. Prior to joining Teva USA, he held various positions with the Apothecon division of Bristol-Myers Squibb. Mr. Marth earned his B.Sc. in Pharmacy from the University of Illinois in 1977 and his M.B.A. in 1989 from the Keller Graduate School of Management, DeVry University. He is a licensed pharmacist and is currently the Chairman of the Board of Directors of Sorrento Therapeutics, and a director at Galmed and the University of Illinois at Chicago College of Pharmacy (UIC). Previously, Mr. Marth served as the Chairman of the Board of the Generic Pharmaceutical Association (GPhA) in 2008 and 2009 and the American Society for Health-System Pharmacists (ASHP) in 2010, and on various other boards and committees, including the University of the Sciences in Philadelphia and the Board of Ambassadors for John Hopkins’ Project RESTORE. Mr. Marth’s industry and commercial leadership expertise benefit the Company significantly.

Fernando Napolitano has served as one of our directors since July 2016. Mr. Napolitano was designated for nomination to the Board by Lauro Cinquantasette S.p.A., pursuant to the stockholders agreement entered into in connection with the Company’s acquisition of Prime European Therapeuticals S.p.A. — Euticals. He currently serves as founder and Chief Executive Officer of the New York-based Italian Business & Investment Initiative, which is focused on fostering business relationships between the United States and Italy. From 1990 to 2011, Mr. Napolitano served as Senior Vice President and Managing Director of Booz & Company (formerly Booz Allen Hamilton) in Italy, where he led the Organization and Strategy practice, specializing in leadership, organization and strategy for clients in the telecommunications, media, aerospace and energy sectors. Mr. Napolitano serves as a member of the Board of Directors of Mediaset S.p.A. in Milan. He also serves on a number of advisory boards, including Innogest, a Turin, Italy-based venture capital fund; the Mind the Bridge Foundation in San Francisco; Bologna Business School in Bologna, Italy; and the Office of Innovation & Entrepreneurship at the Stevens Institute of Technology in New York. He is also a member of the USA-Italy Council through the Economic Club of New York. Mr. Napolitano graduated with honors in Economics and Business Administration from the University of Naples Federico II, Naples, Italy in 1987 and obtained a Master of Science in Management of Technology from Brooklyn Polytechnic, in New York (now known as NYU — Polytechnic School of Engineering) in 1990. Mr. Napolitano also completed Harvard Business School’s Advanced Management Program and received a diploma from the Chamber of Commerce in Paris, France. Mr. Napolitano’s experience at Booz & Company and broad business background are assets to the Company’s Board of Directors.

Kevin O’Connor has served as one of our directors since March 2000. Mr. O’Connor serves as the Chief Executive Officer of the Albany Consulting Group, which he founded in 2013 and which provides telecommunications and information technology advisory services. Prior to that, Mr. O’Connor served as Chief Executive Officer of First Light (formerly Tech Valley Communications), a telecommunications company, since July 2000. Mr. O’Connor previously served as the President of the Center for Economic Growth, Inc., a business-sponsored economic development organization, from 1992 through 2000. Mr. O’Connor also served as a Deputy Commissioner for the New York State Department of Economic Development from 1987 to 1992, as a Program Associate for the New York State Governor’s Office from 1984 to 1987 and held various positions in the New York State Division of the Budget and the New York State Department of Health from 1980 to 1984. Mr. O’Connor also serves as a director of several private companies and non-profit organizations. Mr. O’Connor holds a B.A. in history and an M.A. in public administration from the State University of New York College in Brockport. Mr. O’Connor’s experience as a chief executive officer provides him with skills related to management, finance, compensation, information technology and corporate governance. His government experience provides him with unique insights into economic development, which enables him to make valuable contributions in the Board’s deliberation process, especially in the areas of business strategy, competition, and the marketplace.

Incumbent Class III Directors — Terms Expiring in 2019

Thomas E. D’Ambra, Ph.D., co-founded the Company in 1991 and served as President and Chief Executive Officer until his retirement in 2013. In January 2014, Dr. D’Ambra resumed the role of Chairman of the Board of Directors and currently serves in that capacity. In February 1, 2016, Dr. D’Ambra resumed employment with the Company in a non-executive capacity. In August 2014, Dr. D’Ambra was appointed to the Albany College of Pharmacy and Health Sciences’ (ACPHS) Board of Trustees and in October 2014 was appointed to the Albany Palace Theater and Performance Arts Center Board of Trustees. Prior to co-founding the Company, Dr. D’Ambra served as the Vice President, Chemistry and co-founder of Coromed, Inc., a traditional development contract research organization, from 1989 to 1991 and Group Leader and Senior Research Chemist with Sterling Winthrop, Inc., a pharmaceutical company, from 1982 to 1989. Dr. D’Ambra holds a B.A. in chemistry from the College of the Holy Cross and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology. His entrepreneurial skills, strategic vision, leadership ability and in-depth knowledge of our business strategy, industry, products, research and development, operations and employees have been critical to the growth experienced by the Company since its inception.

David H. Deming has served as one of our directors since February 2016. Mr. Deming founded TAG Healthcare Advisors in 2014. Prior to that, Mr. Deming was Principal at Deming & Co., LLC, a company that advised private companies on business strategy, business plans and financing strategies, from September 2012 to March 2013, and Chief Executive Officer of Dimensional SmartNest LLC, a customized retirement solution which Mr. Deming developed and successfully sold to Dimensional Fund Advisors. Previously, Mr. Deming spent over 27 years at JP Morgan Chase and JP Morgan, where he led the healthcare investment banking group for twelve years. He has over 35 years of experience in investment banking, and has focused on the healthcare industry for over 15 years. Mr. Deming also serves on the boards of directors of IRX Therapeutics, a clinical-stage bioresearch company, since May 2014, and Sorrento Therapeutics, an antibody-centric, clinical stage biopharmaceutical company, since April 2015. Mr. Deming graduated from Hobart College with a BA in Economics with Highest Honors, where he served as Chair of the Board of Trustees from 2006 to 2012. Mr. Deming’s broad background in the healthcare industry and prior experience in senior leadership roles at international investment banking firms will directly benefit the Company as we continue to grow both organically and via acquisition.

Gerardo Gutiérrez has served as a director since July 2015, following the Company’s acquisition of Gadea Grupo Farmacéutico, S.L. Since 1991, Mr. Gutiérrez had been leading Gadea Grupo Farmacéutico, S.L. as Founder, President and Chief Executive Officer. From 1989 to 1991, Mr. Gutiérrez was R&D Director of Química Sintética S.A. in Madrid. From 1981 to 1989, he served as Technical Services Manager at Lilly S.A. in Madrid. In addition, Mr. Gutiérrez serves as the President of Social Council of University of Valladolid, and served as the President of Family Business Association in Castilla y León, from 2012 to 2014 and the President of Pharmaceutical Cluster in Castilla y León, from 2011 to 2013. Mr. Gutiérrez earned his B.Sc. in Chemistry from the Complutense University of Madrid, and his Masters in Production, Operations & Technology Management from the ICADE Business School. Mr. Gutierrez brings to the Board of Directors his extensive knowledge of the life sciences industry.

Incumbent Class I Directors — Terms Expiring in 2017

Arthur J. Roth, CPA, has served as one of our directors since October 2003 and served as Lead Director beginning in 2012 through June 2013. Mr. Roth served as a tax consultant to the international law firm of Mayer Brown LLP, a position he held from December 2011 to October 2016. Previously, from 2003 to 2011 he was a tax consultant to the law firm of Hodgson Russ LLP. Mr. Roth served on the Board of Directors and as the Chair of the Audit Committee of First Albany Capital Inc. from October 2003 until August 2006 and served as Commissioner of the New York State Department of Taxation and Finance from 1999 to 2003. Prior to his appointment as Commissioner, Mr. Roth was Deputy Commissioner for Operations, New York State Department of Taxation and Finance from 1996 until 1999. Mr. Roth was a senior consulting director with Coopers and Lybrand from 1992 to 1996 and a founder and managing director of Roth Nobis & Company, a certified public accounting firm serving the manufacturing and service industries, from 1968 to 1992. Mr. Roth serves as a director for MVP Healthcare, and Chair of its Audit Committee. Mr. Roth is a certified public accountant and holds a B.A. from Syracuse University. Mr. Roth’s term as a director expires at the Annual Meeting and he is not standing for re-election.

Una S. Ryan, Ph.D., O.B.E., has served as one of our directors since October 2006. Dr. Ryan is Managing Director Golden Seeds (Silicon Valley), an angel investment firm that seeks above market returns through the empowerment of women entrepreneurs. She is also a partner in Astia Angel, investing in women-led ventures, and a limited partner in Breakfast Ventures. She is the founder of ULUX, a fine art company that creates art based on science. Previously, Dr. Ryan was President and CEO of Diagnostics for All, Inc. (DFA), developing inexpensive diagnostics for global health and agriculture and President and CEO of Waltham Technologies, Inc., a cleantech/energy start-up. She was also formerly President and CEO of AVANT Immunotherapeutics, Inc. (now Celldex), a company developing vaccines and immunotherapeutics. Dr. Ryan’s board positions also include RenovoRx. She is on the Board of Directors of BayBio and was Chair of MassBio, as well as the Biotechnology Industry Organization (BIO), New England Healthcare Institute, Board of Associates of the Whitehead Institute, Strategy & Policy Council of the MIT Center for Biomedical Innovation, the Massachusetts Life Sciences Collaborative Leadership Council and Management Sciences for Health (MSH). Dr. Ryan holds a Ph.D. in Cellular and Molecular Biology from Cambridge University and B.S. degrees in Zoology, Microbiology and Chemistry from Bristol University. She received an Honorary Doctor of Science degree from Bristol University in 2009. In 2007, Dr. Ryan received the Albert Einstein Award for outstanding achievement in the life sciences. In 2002, Her Majesty Queen Elizabeth II awarded Dr. Ryan the Order of the British Empire (OBE) for services to biotechnology. Dr. Ryan’s term as a director expires at the Annual Meeting and she is not standing for re-election.

Executive Officers who are not Directors

Milton Boyer currently serves as our Senior Vice President, Drug Product. Mr. Boyer has more than 25 years of experience within the chemical and pharmaceutical industry with assignments of increasing responsibility in technical, commercial, and executive roles. Mr. Boyer joined the Company in 2014, following its acquisition of Oso Biopharmaceuticals, where he served as President and Chief Executive Officer and was also a member of the Board of Directors since 2011. For the past 18 years, his positions have been focused in contract manufacturing for both pharmaceuticals and biopharmaceuticals, developing experience and expertise for both drug substance and drug product. Mr. Boyer is very active in trade groups and educational institutions that support the pharmaceutical and biopharmaceutical industry. He has served on the Board of Directors of Drugs, Chemicals & Allied Trades (DCAT) and currently serves on the Executive Committee as President. He also serves on the External Advisory Board for the Department of Chemistry and Biology for the University of New Mexico. He has been a member of other professional organizations, including the American Association of Pharmaceutical Scientists (AAPS), the Parenteral Drug Association (PDA) and the Society of Chemical Manufacturers and Associates (SOCMA). Mr. Boyer holds a B.S. in Chemistry/Physics from Hardin-Simmons University and an M.S. in Biochemistry from Texas Tech University.

Christopher M. Conway currently serves as Senior Vice President, Discovery, Development & Analytical Services, a position he has held since September 2015. Mr. Conway joined the Company in 2008 as Manager of Business Development and has held six positions of increasing responsibility culminating in the position held prior to his current position, Senior Vice President of Global Sales & Marketing. Prior to joining the Company, Mr. Conway held sales, marketing and leadership positions of increasing responsibility at Johnson and Johnson where he completed the Leadership Development Program and received both Johnson and Johnson’s Global Standards of Leadership and Global Innovation Awards. Mr. Conway was also awarded the Capital District’s Forty under Forty award in 2013. Mr. Conway currently sits on the Siena College Board of Advisors as well as the Albany College of Pharmacy & Health Sciences President’s Advisory Council and has been involved with several additional boards including the American Cancer Society’s Corporate Council and the American Cancer Society’s Coaches vs. Cancer. In addition, Mr. Conway has worked closely with the national Alzheimer’s Association, as well as the Cure Huntington’s Disease Initiative, and was previously involved as a member of the Albany Epilepsy Foundation Advocacy Board. Mr. Conway holds a B.S. in Marketing and Management from Siena College.

Margalit Fine currently serves as Executive Vice President, API, a role she has held since July 2016. Ms. Fine has an extensive background in the pharmaceutical and API industry that spans the course of over twenty years, having held multiple leadership positions at various large-scale corporations. Ms. Fine served as the Chief Executive Officer of Prime European Therapeuticals S.p.A. (“Euticals”) for over two years, prior to its acquisition by the Company in July 2016. Before joining Euticals in 2014, she held various roles at Teva Pharmaceuticals, most recently leading API European operations, which expanded its geographic footprint through the acquisitions of several API businesses, and ultimately as Chief Procurement Officer, where she drove initiatives to centralize Teva’s procurement activities. Ms. Fine also served as the Managing Director and member of the Board of Directors at Sicor. Ms. Fine received a B.S. in statistics as well as an M.S. in operations research, both from Tel Aviv University.

Steven R. Hagen, Ph.D. currently serves as Senior Vice President, Quality and Compliance. Prior to that, he served as our Senior Vice President, Manufacturing, Pharmaceuticals and Operations from 2012 to 2015 and as our Senior Vice President, Head of Global Operations from 2015 to 2016. Dr. Hagen is responsible for the Company’s quality and regulatory affairs as well as technical operations. Previously, Dr. Hagen was responsible for API and Drug Product manufacturing operations globally, including chemical and pharmaceutical development activities. Dr. Hagen joined the Company in 2005 as Senior Director of analytical quality services. Prior to joining the Company, Dr. Hagen served as a research scientist at Pfizer, Inc. Before Pfizer, Inc., Dr. Hagen was an analytical biochemist with Ribi ImmunoChem Research, Inc. Dr. Hagen received a B.A. in Biology from Lawrence University, as well as an M.A. in Botany and a Ph.D. in Biochemistry, both from the University of Idaho.

Lori M. Henderson has served as the Company’s Senior Vice President, General Counsel and Corporate Secretary since 2011 and in 2015 assumed an additional role as the Head of Business Development. Ms. Henderson is responsible for leading all of the Company’s legal and business development activities for the Company’s locations worldwide, including the United States, Europe and Asia. From 2008 to 2010, she served as General Counsel, Corporate Secretary and Chief Administrative Officer for Rand Worldwide, Inc., a technology company, where she oversaw its legal, human resource and IT departments. From 1999 through 2008, she held increasing positions of responsibility and served as General Counsel, Corporate Secretary and Chief Administrative Officer for Moldflow Corporation, a company operating in the CAD/CAE business with global operations. At Moldflow, Ms. Henderson was responsible for the legal, human resources and IT functions, and was part of the management team that completed the successful sale of Moldflow to Autodesk in June 2008. Ms. Henderson also served as Corporate Counsel and Secretary at C.P. Clare Corporation and prior to that was an associate at Goodwin Procter LLP, specializing in corporate transactions. Ms. Henderson holds a B.A. from Gordon College and a J.D. from George Washington University.

Felicia I. Ladin joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in February 2015. Ms. Ladin brings more than 20 years of finance, accounting and tax management experience to the Company. A CPA by training, Ms. Ladin has spent the majority of her career in the pharmaceutical industry, formerly as Senior Vice President, CFO, Global Specialty Medicines at Teva Pharmaceuticals Industries, Ltd. Between 2008 and 2014, Ms. Ladin held positions of increasing responsibility directing Teva’s financial planning and analysis operations, and from 2002 to 2008 was tax director for the U.S. During her 12 year tenure at Teva, Ms. Ladin was instrumental in developing and implementing financial systems and infrastructure through a number of acquisitions, and driving consistency and efficiencies across locations, supporting the Specialty Medicine division’s growth into an $8 billion global business. Ms. Ladin holds a B.S. in Accounting from the University of Delaware and an M.S. in Taxation from Seton Hall University.

George Svokos serves as the Company’s Chief Operating Officer, a position he has held since February 2015. Previously, Mr. Svokos had served as our Chief Commercial Officer, Senior Vice President Sales and General Manager API since January 2014. Prior to joining the Company, Mr. Svokos had been with Teva Pharmaceuticals Industries Ltd. for over 30 years and most recently, he was Senior Vice President of Product and Portfolio Selection, and Business Development, responsible for strategic planning, portfolio selection, new product introductions and business development. From 2011 to 2012, Mr. Svokos was Senior Vice President, US Technical Operations, responsible for strategic planning, manufacturing, supply chain, regulatory and legal compliance, and safety for eleven U.S. dosage form manufacturing facilities, as well as supply of branded and generic products to the U.S. market from overseas plants in Europe, the Middle East, China and India. Before this role, he served as Executive Vice President of Commercial Operations, Teva API, leading the global sales and marketing of Teva’s API division, including a global sales force, with multibillion-dollar sales. Mr. Svokos served in a leadership role for the Drug, Chemical & Associated Technologies Association (DCAT) for over 5 years and served as President of DCAT from November 1, 2014 to October 31, 2015. Mr. Svokos earned an M.B.A. from the University of Missouri and a B.S. in Chemical Engineering from Columbia University.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the 2017 fiscal year. The Board of Directors has further directed that management submit the selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since 2005. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required For Approval:

A quorum being present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal is necessary to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2017. A vote to abstain will have no effect on the vote for this Proposal 2. Ratification of our independent registered public accounting firm is a “routine” matter for which a broker does not need voting instructions in order to vote a stockholder’s shares.

Recommendation:

The Board of Directors of the Company unanimously recommends a vote FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2017.

PROPOSAL 3

APPROVAL OF FIFTH AMENDED
2008 STOCK OPTION AND INCENTIVE PLAN

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer alignment of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On April 13, 2017, the Compensation Committee of the Board of Directors, subject to stockholder approval, approved the Fifth Amended 2008 Stock Option and Incentive Plan (as amended, the “2008 Plan”), to increase the aggregate number of shares authorized for issuance under the 2008 Plan by 2,000,000 shares to 9,700,000 shares of Common Stock. This amendment was designed to enhance the flexibility of the Compensation Committee to grant equity awards to our officers, employees, non-employee directors and other key persons and to ensure that the Company can continue to grant equity awards to such persons at levels determined to be appropriate by the Compensation Committee. The Company is growing rapidly and has an expanded management team and employee base who are critical to the success of the business. In addition, the Compensation Committee, in recommending these changes, considered the fact that new executives and staff added as part of acquired businesses need to receive appropriate incentives to ensure the success of those transactions. A copy of the 2008 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

As of March 31, 2017, there were stock options to acquire 2,109,073 shares of Common Stock outstanding under our equity compensation plans, with a weighted average exercise price of $12.13 and a weighted average remaining term of 7.14 years. In addition, as of March 31, 2017, there were 1,327,193 unvested full value awards, 1,152,626 with time-based vesting and 174,567 with performance vesting, outstanding under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of March 31, 2017. As of March 31, 2017, there are 42,931,977 common shares outstanding and 1,729,815 shares remaining available for issuance under the 2008 Plan.

(a) Summary of Material Features

Certain material features of the 2008 Plan as proposed to be amended are:

•	The maximum number of shares of Common Stock available for awards under the 2008 Plan is increased by 2,000,000 shares from 7,700,000 shares to 9,700,000 shares.
•	Shares of Common Stock that are forfeited, cancelled, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) are added back to the shares of Common Stock available for issuance under the 2008 Plan.
•	Shares tendered or held back for taxes will not be added back to the reserved pool under the 2008 Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the award will be charged to the reserved pool.
•	Shares of Common Stock reacquired by the Company on the open market will not be added to the reserved pool under the 2008 Plan.
•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, restricted stock units, deferred stock awards, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted.
•	Minimum vesting periods are required for restricted stock awards, restricted stock units, deferred stock awards and performance share awards granted to employees.

•	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria.
•	Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price.
•	To the extent required by the relevant securities exchange or the Internal Revenue Code of 1986 (the “Code”), amendments to the 2008 Plan will subject to approval by our stockholders.
•	No grants of awards pursuant to the 2008 Plan can be made after May 31, 2027.

Based solely on the closing price of our Common Stock as reported by The NASDAQ Global Market on April 13, 2017, the maximum aggregate market value of the 2,000,000 shares of Common Stock constituting the proposed increase described herein that could potentially be issued under the 2008 Plan is $30,900,000. The shares we issue under the 2008 Plan will be authorized but unissued shares or shares that we reacquire.

(b) Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2008 Plan to a “Covered Employee” (as defined in Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2008 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of Common Stock, (4) economic value added, (5) funds from operations or similar measure, (6) sales or revenue, (7) acquisitions or strategic transactions, (8) operating income (loss), (9) cash flow (including, but not limited to, operating cash flow and free cash flow), (10) return on capital, assets, equity, or investment, (11) stockholder returns, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction, (19) working capital, (20) earnings (loss) per share of Common Stock, (21) sales or market shares and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and any of the above may be applicable to the organizational level specified by the Compensation Committee, including the Company or a unit, division or group or subsidiary of the Company. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares of Common Stock for any performance cycle and options or stock appreciation rights with respect to no more than 500,000 shares of Common Stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $1,000,000 for any performance cycle.

(c) Rationale for Share Increase

The 2008 Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Burn Rate

The following table sets forth information regarding historical awards granted for the 2014 through 2016 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of Common Stock outstanding for that year:

Share Element	2016	2015	2014
Stock Options Granted	295,000	266,000	327,000
Full-Value Awards Granted	604,000	470,000	691,000
Total Awards Granted(1)	899,000	736,000	1,018,000
Weighted average common shares outstanding during the fiscal year	38,304,000	33,169,000	31,526,000
Annual Burn Rate	2.35%	2.22%	3.23%
Three-Year Average Burn Rate(2)	2.60%	—	—

(1)	Total Awards granted represents the sum of Stock Options Granted and Full-Value Awards granted.
(2)	As illustrated in the table above, our three-year average burn rate for the 2014 – 2016 period was 2.60%.

If our request to increase the share reserve under the 2008 Plan by an additional 2,000,000 shares is approved by stockholders, we will have approximately 3,729,815 shares available for grant after the Annual Meeting, which is based on 1,729,815 shares available for grant under the Fourth Amended 2008 Stock Option and Incentive Plan on March 31, 2017 and the 2,000,000 shares subject to this proposal. Our Compensation Committee determined the size of the requested share increase based on projected equity awards to anticipated new hires and projected annual equity awards to existing employees. We anticipate that if our request to increase the share reserve is approved by our stockholders, assuming modest growth, it will be sufficient to provide equity incentives to attract, retain, and motivate employees through our 2019 annual meeting of stockholders.

(d) Vote Required for Approval

The affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal is required for the approval of the amendment to the 2008 Plan. An abstention will have the same effect as a vote “against” the Proposal. Broker non-votes will have no effect on the Proposal.

Recommendation

Our Board of Directors unanimously recommends a vote FOR the approval of the Fifth Amended 2008 Stock Option and Incentive Plan.

(e) Summary of the 2008 Plan

The following description of certain features of the 2008 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2008 Plan, a copy of which is attached hereto as Appendix A.

Plan Administration.  The 2008 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2008 Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility.  Persons eligible to participate in the 2008 Plan will be those full or part-time officers, employees, non-employee directors and other key persons of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 2,540 individuals are currently eligible to participate in the 2008 Plan, which includes 8 executive officers, 2,524 employees who are not officers, and 8 non-employee directors.

Plan Limits.  Taking into account the proposed increase described herein, 3,729,815 shares are available for issuance under the 2008 Plan. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units, deferred stock award or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares of Common Stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $1,000,000. In addition, no more than the number of shares reserved and available for issuance under the 2008 Plan may be issued in the form of incentive stock options.

Stock Options.  The 2008 Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2008 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of Common Stock on The NASDAQ Global Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant other than to appropriately reflect changes in the Company’s capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2008 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee and that are not subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the largest whole number of shares with a fair market value that does not exceed the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Equity Grants to Non-Employee Directors.  The 2008 Plan allows the Compensation Committee to issue equity grants to each non-employee director at its discretion from time to time. Stock options granted to non-employee directors will have an exercise price per share equal to the fair market value of the Common Stock on the date of grant and, unless otherwise determined by the Compensation Committee, expire ten years after the date of grant. The administrator, in its discretion, may also grant additional equity awards to non-employee directors.

Stock Appreciation Rights.  The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock and Restricted Stock Units.  The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified restricted period. The 2008 Plan provides minimum vesting periods for grants of restricted stock and restricted stock units to employees.

Deferred Stock Awards.  The Compensation Committee may grant deferred stock awards to any participant. Deferred stock awards are awards of phantom stock units that are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a deferred stock award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights. The 2008 Plan provides minimum vesting periods for grants of deferred stock awards to employees.

Unrestricted Stock Awards.  The Compensation Committee may also grant shares of Common Stock which are free from any restrictions under the 2008 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards.  The Compensation Committee may grant cash-based awards under the 2008 Plan to participants. The cash-based awards may be subject to the achievement of certain performance goals (as summarized above).

Dividend Equivalent Rights.  The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Change of Control Provisions.  The 2008 Plan provides that upon the effectiveness of a “Sale Event,” as defined in the 2008 Plan, except as otherwise provided by the Compensation Committee in the award agreement, and at the discretion of the Administrator of the 2008 Plan, stock options and stock appreciation rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event, unless the parties to the Sale Event agree that such awards will be assumed or continued by the successor entity. Upon the effectiveness of a sale event, the 2008 Plan and all awards thereunder will terminate, unless the parties to the sale agree that such awards will be assumed or continued by the successor entity. In the event of such termination, (i) the Company may make or provide for a cash payment to participants holding options and stock appreciation rights, in exchange for the cancellation thereof, equal to the difference between the per share cash consideration in the sale event and the exercise price of the options or stock appreciation rights or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, as determined by the Compensation Committee, to exercise all outstanding options and stock appreciation rights held by such participant.

Adjustments for Stock Dividends, Stock Splits, Etc.  The 2008 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2008 Plan, to certain limits in the 2008 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.  Participants in the 2008 Plan are responsible for the payment of any federal, state or local taxes upon the exercise of options or stock appreciation rights or vesting of other awards. The Company withholds and remits the payments of any federal, state or local taxes as required by law (minimum tax withholding obligations). Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of Common Stock. Participants are not permitted to elect share withholdings in excess of the minimum tax withholding obligations.

Amendments and Termination.  The Board may at any time amend or discontinue the 2008 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any holder’s rights under any outstanding award without such holder’s consent. To the extent required under the rules of the NASDAQ, any amendments that materially change the terms of the 2008 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2008 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of 2008 Plan.  The Board initially adopted the 2008 Stock Option and Incentive Plan on February 7, 2008, it was subsequently approved by our stockholders and became effective on June 4, 2008. The Board approved the Amended 2008 Stock Option and Incentive Plan on March 22, 2011, which became effective upon stockholder approval on June 1, 2011. The Board approved the Second Amended 2008 Stock Option and Incentive Plan on January 31, 2013, which became effective upon stockholder approval on June 5, 2013. The Board approved the Third Amended 2008 Stock Option and Incentive Plan on February 27, 2015 to add an additional 2,000,000 shares and make certain other changes to the 2008 Plan, which became effective upon stockholder approval on June 3, 2015. The Board approved the Fourth Amended 2008 Stock Option and Incentive Plan, which became effective on February 8, 2017. The Compensation Committee approved the Fifth Amended 2008 Stock Option and Incentive Plan on April 13, 2017 to add an additional 2,000,000 shares to the 2008 Plan, and such amendment will be effective upon approval of this Proposal by our stockholders. Awards of incentive options may be granted under the 2008 Plan until the date that is 10 years from the date of Compensation Committee approval of the Fifth Amended 2008 Stock Option and Incentive Plan. No other awards may be granted under the 2008 Plan after the date that is 10 years from the date of stockholder approval of the Fifth Amended 2008 Stock Option and Incentive Plan.

(f) New Plan Benefits

Because the grant of awards under the 2008 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant, including our directors. Accordingly, in lieu of providing information regarding benefits that will be received under the 2008 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2016: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options		Restricted Stock Units
Name and Position	Dollar value	Number of Units	Dollar Value	Number of Units
William S. Marth, President and CEO	$15.77	54,498	$19.24	71,338
Steven R. Hagen, Senior Vice President, Quality and Compliance	$15.77	22,889	$18.37	9,988
Lori M. Henderson, Senior Vice President, General Counsel and Secretary	$15.77	29,066	$18.37	12,682
Felicia Ladin, Chief Financial Officer	$15.77	31,609	$18.37	13,792
George Svokos, Chief Operating Officer	$15.77	42,145	$18.37	18,390

	Options		Restricted Stock
Name and Position	Dollar value	Number of Units	Dollar Value	Number of Units
Executive Officer Group	$15.77	218,355	$18.58	157,836
Non-Executive Director Group	$15.77	39,240	$15.77	17,124
Non-Executive Officer Employee Group	$15.77	30,882	$15.80	429,080

(g) Summary of Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of certain transactions under the 2008 Plan. It does not describe all federal tax consequences under the 2008 Plan, nor does it describe foreign, state or local tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.  The Company generally will be entitled to a tax deduction in connection with an award under the 2008 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.  Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2008 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2008 Plan is structured to allow certain awards to qualify as performance-based compensation.

(h) Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2016:

Plan category	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1):	1,577,871	$9.93	3,155,889 (2)
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	1,577,871	$9.93	3,155,889

(1)	Consists of the Company’s 1998 Stock Option and Incentive Plan, the 2008 Stock Option and Incentive Plan, as amended, and the 1998 Employee Stock Purchase Plan, as amended (“ESPP”). Does not include purchase rights accruing under ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(2)	Includes 2,691,756 shares available under the 2008 Stock Option and Incentive Plan, as amended, and 464,133 shares available under the ESPP as of December 31, 2016.

PROPOSAL 4

APPROVAL OF FOURTH AMENDED
1998 EMPLOYEE STOCK PURCHASE PLAN

The Company’s 1998 Employee Stock Purchase Plan (as amended to date, the “ESPP”) was adopted by our stockholders at a special meeting of stockholders held on July 1, 1998. As of April 13, 2017, a total of 1,600,000 shares of our Common Stock were authorized for issuance under the ESPP, of which approximately 411,100 remained available and reserved for issuance. In 2011, the Board of Directors approved the Amended 1998 Employee Stock Purchase Plan to increase in the number of shares available under the ESPP by 400,000 shares, increasing the total from 600,000 shares to 1,000,000 shares. In 2013, the Board approved the Second Amended 1998 Employee Stock Purchase Plan to increase in the number of shares available by an additional 400,000 shares, increasing the total from 1,000,000 shares to 1,400,000 shares. In 2015, the Board approved the Third Amended 1998 Employee Stock Purchase Plan to increase the number of shares available by an additional 200,000 shares, increasing the total from 1,400,000 shares to 1,600,000 shares.

We believe that the availability of an adequate reserve of shares for issuance under the ESPP will benefit us by providing employees with an opportunity to acquire shares of our Common Stock and will enable us to attract, retain and motivate valued employees. On April 13, 2017, the Compensation Committee unanimously approved the Fourth Amended 1998 Employee Stock Purchase Plan to make certain administrative updates and to increase the number of shares of our Common Stock reserved for issuance under the ESPP by 400,000 shares to a total of 2,000,000 shares. Such increase is subject to stockholder approval at the Annual Meeting.

Based solely on the closing price of our Common Stock reported on The NASDAQ Global Market on April 13, 2017, the maximum aggregate market value of the 400,000 shares subject to the proposed increase described herein that could potentially be issued under the ESPP is $6,180,000.

Vote Required for Approval:

The affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal is required for the approval of the Fourth Amended 1998 Employee Stock Purchase Plan. An abstention will have the same effect as a vote “against” the Proposal. Broker non-votes will have no effect on the Proposal.

Recommendation:

Our Board of Directors unanimously recommends a vote FOR the approval of the Fourth Amended 1998 Employee Stock Purchase Plan.

Summary of the Material Provisions of the ESPP

The following description of certain provisions of the ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the ESPP, a copy of which is attached hereto as Appendix B. It is our intention that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

Any employee of the Company or of any present or future subsidiary of the Company is eligible to participate in the ESPP so long as the employee is customarily employed for at least 20 hours per week. No person who owns or holds, or as a result of participation in the ESPP would own or hold, Common Stock or options to purchase Common Stock, together equal to 5% or more of the Company’s total outstanding Common Stock is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase our Common Stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

Participation in the ESPP is limited to eligible employees who authorize payroll deductions (within ranges specified by the Compensation Committee, with a minimum of 1% and a maximum of 10% of the employee’s eligible compensation for the applicable pay period) pursuant to the ESPP. There are currently approximately 1,685 employees eligible to participate in the ESPP, of whom approximately 314 are participating. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases.

Each offering of our Common Stock under the ESPP is for a period of six months, which we refer to as an “offering period.” New offering periods begin on January 1 and July 1 of each year. Shares are purchased on the last business day of each exercise period, in June and December, with that day being referred to as an “exercise date”. The Compensation Committee may establish different offering periods or exercise dates under the ESPP.

On the first day of an offering period, we grant to employees participating in that offering period an option to purchase shares of our Common Stock. On the exercise date of each offering period, the employee is deemed to have exercised the option, at the exercise price, to the extent of accumulated payroll deductions. The option exercise price is an amount equal to 85% of the fair market value per share of our Common Stock on either the first day of the offering period or the exercise date, whichever is lower. The maximum number of shares of Common Stock that may be issued to any employee under the ESPP in any offering period is 2,000, subject to adjustments by our Board of Directors or the Compensation Committee from time to time.

Subject to certain limitations, the number of shares of our Common Stock a participant purchases in each exercise period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the exercise period by the option exercise price. In general, if an employee is no longer a participant on an exercise date, the employee’s option, which would have been automatically exercised on that date, will be automatically terminated, and the amount of the employee’s accumulated payroll deductions will be refunded.

A participant may elect to decrease (but may not increase) the amount of his or her payroll deductions at any time during an offering period, subject to the minimum of 1% and a maximum of 10% of eligible compensation. A reduction in the amount of a participant’s payroll deductions will be effective 15 business days after we receive written notice from the participant and will apply to the first full pay period commencing after that date. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. An employee’s withdrawal will be effective as of the business day following the employee’s delivery of written notice of withdrawal under the ESPP.

The ESPP is administered by the Compensation Committee. The ESPP will continue until terminated by our Board of Directors.

Since participation in the ESPP is voluntary, we are unable to determine the dollar value and number of options or amounts that will be received by or allocated to any of our executive officers, those officers as a group, or employees who are not executive officers as a group, as a result of the increase in the number of shares subject to purchase under the ESPP.

Our Board of Directors may, in its discretion, at any time, terminate or amend the ESPP. Upon termination of the ESPP, all amounts in the accounts of participating employees will be refunded.

Summary of Federal Income Tax Consequences

The following is only a summary of the effect of the United States income tax laws and regulations upon an employee and the Company with respect to such employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.

A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our Common Stock under the terms of the ESPP.

If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which we refer to as a “disqualifying disposition,” the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) the excess of the fair market value of the shares on the date of disposition over the exercise price or (2) the excess of the fair market value of the shares on the first day of the applicable offering period over the exercise price. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

If the participant still owns the shares at the time of death, the lesser of (1) the excess of the fair market value of the shares on the date of death over the exercise price or (2) the excess of the fair market value of the shares on the first day of the offering period in which the shares were purchased over the exercise price will constitute ordinary income in the year of death.

The Company is generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, the Company is not allowed a deduction.

PROPOSAL 5

ADVISORY VOTE REGARDING COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with the opportunity to vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This is commonly known as a “say-on-pay” vote. At the 2011 Annual Meeting of Stockholders, the Company’s stockholders voted, on a non-binding advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of the Company’s named executive officers on an annual basis. In light of this result and after a discussion of the Board of Directors, the Board of Directors determined that the Company would hold future non-binding, advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of future non-binding, advisory votes on executive compensation which shall occur at the Annual Meeting. At the Annual Meeting, the Company is presenting to stockholders the following non-binding, advisory resolution regarding the approval of the compensation of the Company’s named executive officers:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinion and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

As described more fully in the “Compensation Discussion & Analysis” and in the Summary Compensation Table and subsequent tables found herein, the Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns.

Vote Required For Approval:

The affirmative vote of a majority of the shares of the Company’s Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this Proposal. An abstention will have the same effect as a vote “against” the Proposal. Broker non-votes will have no effect on the Proposal.

Recommendation:

Our Board of Directors unanimously recommends a vote FOR the approval of this Proposal 5 regarding compensation of the Company’s named executive officers.

PROPOSAL 6

ADVISORY VOTE REGARDING FREQUENCY OF FUTURE NON-BINDING STOCKHOLDER
VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In addition to seeking a stockholder vote on the compensation of our named executive officers, in accordance with Section 14A of the Exchange Act, the Company is presenting this Proposal 6, which gives stockholders the opportunity to vote, on a non-binding basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers. Under Section 14A(a)(2), generally, each public company must submit this advisory proposal to its stockholders not less than every six years, and this proposal was last submitted to the Company’s stockholders at the 2011 annual meeting. Stockholders may choose to recommend that future say-on-pay proposals be held (i) every year (“1 YEAR” on the proxy card), (ii) every two years (“2 YEARS” on the proxy card) or (iii) every three years (“3 YEARS” on the proxy card). In addition, stockholders may choose to abstain from voting on this Proposal. Since 2011, the Company has held an advisory vote on executive compensation annually, consistent with the frequency receiving the majority of votes cast on such proposal at our 2011 annual meeting of stockholders. Accordingly, the Board has proposed the following resolution regarding such advisory vote:

RESOLVED, that the option of 1 year, 2 years, or 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Albany Molecular Research, Inc. is to hold future advisory stockholder votes to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).

The Company believes that the stockholder non-binding vote to approve executive compensation should occur every one year. An annual vote allows our stockholders to provide us with regular and comprehensive input on important issues such as our executive compensation programs and practices as disclosed in the Company’s proxy statement each year. The Company values and considers stockholder input on corporate governance matters and on our executive compensation program and practices and we look forward to hearing from our stockholders on this Proposal.

Vote Required For Approval:

The frequency of future non-binding stockholder votes on the compensation of named executive officers shall be the option that receives the most stockholder votes. Abstentions and broker non-votes will be excluded entirely from the vote and will have no effect on this Proposal.

Recommendation:

The Board of Directors of the Company unanimously recommends a vote for every “1 YEAR” as the frequency of future non-binding stockholder votes on the compensation of the Company’s named executive officers.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors and its Committees

The Board of Directors currently consists of ten (10) members. Veronica G.H. Jordan, Ph.D. retired from the Board of Directors on June 1, 2016, and Fernando Napolitano joined the Board of Directors on July 12, 2016. Arthur J. Roth, CPA and Una S. Ryan, Ph.D., O.B.E. have informed the Company of their intention to retire from the Board of Directors and the Board committees on which each serves at the expiration of their current terms on May 31, 2017, and therefore will not stand for re-election at the Company’s 2017 Annual Meeting.

The Board of Directors is divided into three classes and each year one of those classes must stand for election. The Board of Directors of the Company held seven (7) formal meetings and two (2) voluntary meeting/conference calls during 2016. During 2016, each of the incumbent directors then serving attended 100% of the total number of formal meetings of the Board of Directors. The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and a Nominating and Corporate Governance Committee (the “Nominating Committee”). Each of the incumbent directors then serving attended 100% of the total number of committee meetings of which they were members. The Board is invited to attend the annual meetings of stockholders and Thomas E. D’Ambra, Ph.D., David H. Deming, Anthony J. Maddaluna, William S. Marth, Kevin O’Connor and Arthur J. Roth were in attendance at the Company’s 2016 Annual Meeting of Stockholders.

Independence of Members of the Board of Directors

The Board of Directors has determined that certain of the Company’s non-employee directors, David H. Deming, Kenneth P. Hagen, Anthony J. Maddaluna, Fernando Napolitano, Kevin O’Connor, Arthur J. Roth, and Una S. Ryan, are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”) and the director independence standards of the Securities and Exchange Commission (“SEC”). Furthermore, the Board of Directors has determined that each member of the Audit and Compensation Committees is independent within the meaning of the applicable director independence standards of NASDAQ and the SEC. Thomas E. D’Ambra, Ph.D. became a non-employee director on January 1, 2014 when he retired as the Company’s Chief Executive Officer. On February 1, 2016, Dr. D’Ambra again became an employee of the Company in a non-executive role. Given Dr. D’Ambra’s current shareholdings as well as his former and current employee status, the Board of Directors does not consider Dr. D’Ambra independent within the meaning of the NASDAQ and SEC director independence standards. As the Company’s President and Chief Executive Officer, William S. Marth is also not deemed by the Board of Directors to be independent within the meaning of the NASDAQ and SEC director independence standards. Gerardo Gutiérrez was the Founder, President and Chief Executive Officer of Gadea Grupo Farmacéutico, S.L., which was acquired by the Company in July 2015. Given his former status and his current shareholdings, the Board of Directors does not consider Mr. Gutiérrez independent within the meaning of the NASDAQ and SEC director independence standards.

Board Leadership Structure

Dr. D’Ambra currently serves as the Chairman of the Board of Directors. The Company believes the appointment in 2014 of Mr. Marth as President and Chief Executive Officer of the Company and Dr. D’Ambra as the Chairman of the Board of Directors is appropriate and effective given Dr. D’Ambra’s long and successful history as a founder of the Company and his continued commitment to, and strong leadership of, the Company.

Our business affairs are managed under the direction of our Board. The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board focuses on the key risks facing us and our risk management strategy and seeks to ensure that risks are consistent with the level of risk that is appropriate for the Company and the achievement of our business objectives and strategies.

The Audit Committee

The Audit Committee appoints the independent registered public accounting firm to audit the Company’s financial statements and to perform services related to such audit, reviews the scope and results of the audit with the independent registered public accounting firm, reviews the Company’s year-end operating results with management and the independent registered public accounting firm, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants’ independence. The Audit Committee has the right to retain outside independent consultants. The Audit Committee currently consists of Mr. Hagen (Chair), Mr. Roth, Mr. Deming and Mr. Maddaluna, each of whom is independent as defined by the applicable rules of NASDAQ and the SEC, and as affirmed by the Board of Directors. The Board of Directors has determined that Mr. Hagen qualifies as an “audit committee financial expert” as such term is defined by the rules adopted by the SEC. The Audit Committee held eight (8) meetings during 2016. A copy of the Audit Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

The Compensation Committee

The Compensation Committee reviews and recommends the compensation arrangements for executive officers, including the Chief Executive Officer, and reviews general compensation levels for other employees as a group, determines equity-based awards to be granted to eligible persons under the Company’s 2008 Stock Option and Incentive Plan, as amended, and the Senior Executive Cash Incentive Bonus Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee also reviews and recommends compensation for the Board of Directors. The Compensation Committee currently consists of Mr. Deming (Chair), Mr. Hagen, Mr. O’Connor and Dr. Ryan, each of whom is independent as defined by the applicable rules of NASDAQ and the SEC, and as affirmed by the Board of Directors. The Compensation Committee held eight (8) meetings during 2016. A copy of the Compensation Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

The Compensation Committee has the right to retain and dismiss outside independent consultants. The Company engaged an independent compensation advisor, F.W. Cook (“Cook”), to advise the Compensation Committee during the evaluation of 2016 compensation. In consultation with Cook, the Compensation Committee made certain determinations discussed below regarding 2016 full year compensation levels for executive officers and Board members. The Compensation Committee assessed the independence of Cook pursuant to SEC rules and determined that no conflict of interest existed during their engagement with the Company that would prevent Cook from independently advising the Compensation Committee. As described below under “Compensation Discussion and Analysis,” in 2016, the Compensation Committee engaged Willis Towers Watson (“WTW”) as its independent compensation advisor for the 2017 annual compensation planning. The Compensation Committee assessed the independence of WTW pursuant to SEC rules and determined that no conflict of interest exists that would prevent WTW from independently advising the Compensation Committee.

The Nominating and Corporate Governance Committee

The Nominating Committee currently consists of Mr. O’Connor (Chair), Mr. Napolitano, Mr. Maddaluna, Mr. Roth and Dr. Ryan, each of whom is independent as defined by the applicable rules of NASDAQ and the SEC. The Nominating Committee is responsible for the implementation of the Company’s Corporate Governance Guidelines. The Nominating Committee evaluates the performance of the Chief Executive Officer and the Board of Directors. In addition, the Nominating Committee makes recommendations to the Board of Directors of candidates for election to the Board of Directors. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers the minimum qualifications set forth in the Nominating Committee Charter including:

•	the highest personal and professional integrity;
•	demonstrated exceptional ability and judgment;
•	effectiveness, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company’s stockholders;
•	the nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition;

•	the nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of other boards on which the nominee may serve; and
•	to the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director including retaining outside independent consultants. While the Company does not have a formal diversity policy for Board membership, the Board of Directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership. Such diversity considerations are discussed by the Nominating Committee in connection with the general qualifications of each potential nominee.

The Nominating Committee may assess the size of the Board of Directors, the need for particular expertise on the Board, the upcoming election cycle of the Board of Directors and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will consider various potential candidates for director which may come to the Nominating Committee’s attention through current directors, professional search firms, stockholders or other persons. The Nominating Committee will consider candidates recommended by stockholders, when the nominations are properly submitted, under the criteria summarized above. For a stockholder to make any nomination for election to the Board of Directors at an annual meeting, the stockholder must provide notice and certain information about the recommending stockholder and the Board nominee, which notice must be submitted to the Company not less than 75 calendar days nor more than 120 calendar days prior to the anniversary of the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. Submissions must be in writing and addressed to the Nominating Committee, care of the Company’s Secretary. Following verification of the stockholder status of persons proposing candidates, the Nominating Committee makes an initial analysis of the qualifications of any recommended candidate pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board of Directors before deciding to undertake a complete evaluation of the candidate. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

The Nominating Committee held four (4) meetings during 2016. A copy of the Nominating Committee Charter is available on the Company’s website at www.amriglobal.com under the Investor Relations section.

Board Performance Self-Assessment

Each year the Board of Directors evaluates its performance and effectiveness. Each director completes an evaluation form developed by the Nominating Committee to solicit feedback on specific aspects of the role of the Board of Directors, its organization, and meetings. The collective ratings and comments are compiled by the Company’s Secretary and presented to the full Board of Directors. Each board committee conducts an annual performance self-assessment through a similar process.

Stockholder Communication

The Board of Directors welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to Lori M. Henderson, Secretary, Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203 and marked to the attention of the Board of Directors or any of its committees or individual directors.

Code of Ethics and Business Conduct Guidelines

The Company has adopted a Code of Ethics and Business Conduct Guidelines, which is applicable to all directors, officers and employees of the Company. The Code of Ethics and Business Conduct Guidelines is available on the Company’s website, www.amriglobal.com, under the Investor Relations section. Certain amendments to, or waivers of, the Code of Ethics and Business Conduct Guidelines which apply to certain of our executive officers will be disclosed on our website within four business days following the date of such amendment or waiver.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The aim of our executive compensation program is to provide a competitive total compensation package to our management team through a combination of base salary, annual cash incentives, long-term equity incentive grants, a broad-based benefits program, competitive employment agreements and, in some instances, non-recurring perquisites. In 2016, our stockholders voted on an advisory basis with respect to the compensation of our named executive officers. Of the votes cast (excluding abstentions and broker non-votes), over 99% were cast in support of the proposal. In light of this, in reviewing the executive compensation program for 2016, the Compensation Committee decided to retain the general overall program design, which ties a significant portion of the executives’ pay closely with our performance. In the future, the Compensation Committee will continue to consider the executive compensation in light of changing circumstances and stockholder feedback. This Compensation Discussion and Analysis explains our compensation philosophy and policies and practices with respect to our Chief Executive Officer, Chief Financial Officer, and the other three most highly-compensated executive officers for the year ended December 31, 2016, who are collectively referred to as the named executive officers. Our named executive officers for 2016 were William S. Marth, Felicia I. Ladin, Steven R. Hagen, Lori M. Henderson and George Svokos.

In early 2016, the Compensation Committee awarded each executive an increase in base salary, which increases were effective April 1, 2016 and were generally based on moving the base salaries of our named executive officers to a position where such base salaries were broadly in line with the median of the peer group used at the time of evaluation. Although the Company established a cash bonus program for 2016, no payments were made to our named executive officers with respect to 2016 as the Company’s financial results did not meet the threshold performance levels. As outlined in more detail below, the annual cash bonus plan for named executive officers other than the Chief Executive Officer is based on achievement of a combination of financial objectives and qualitatitive or quantitative management business objectives (“MBOs”). In spite of achievement by many executives of their MBOs in 2016, none of the named executive officers received a cash bonus in relation to 2016 performance to recognize and reflect the pay-for-performance philosophy that underpins our executive compensation framework. As in prior years, the Compensation Committee determined to continue the grants of equity awards to the named executive officers, in keeping with the evaluation done by the outside advisors to the Compensation Committee of the relative levels of compensation of our executives compared to executives in our chosen peer group and in broader based compensation surveys. These awards are described fully in this proxy statement. Lastly, during 2016, the Company made no material changes to the employment agreements, benefit plans, or other perquisites available to the named executive officers. In early 2017, there were changes made to the executive employment agreements based on the annual review of executive compensation that took place in early 2017. These modifications are described in this proxy statement.

The Objectives of our Executive Compensation Program

The Compensation Committee is composed of independent directors. The primary purpose of the Compensation Committee is to review, oversee, and evaluate our executive compensation policies, strategies and programs.

Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain key executive talent by providing compensation and benefit opportunities that are comparable to those offered by life science, biotech, pharmaceutical, research and other technology industry companies of similar size.
•	Provide a competitive total compensation package based on an executive meeting or exceeding annually defined short- and long-term business goals that align with the creation of stockholder value.
•	Recognize and reward overall business results to align our executives’ goals with those of our stockholders.
•	Foster a shared commitment among executives to meeting departmental and company goals while promoting the Company’s shared core values.

Compensation Philosophy and Principles

It is the philosophy of the Compensation Committee that the executive compensation program be both performance- and market-based, and that a significant portion of compensation be allocated to short- and long-term variable performance-based compensation instruments. We strive to attract and retain executives with the ability and the experience necessary to lead and deliver strong performance to our stockholders by providing a total compensation package that is competitive. Our compensation philosophy for our executive officers is to target a competitive range around the median of the relevant comparator market, taking into account variation for performance, experience and skills.

In setting individual compensation, actual base salaries may vary from this generally targeted position based on the performance, tenure, experience and contributions of the individual. Actual annual cash incentives will vary with the annual performance of the Company. Actual total cash compensation can therefore be less than or greater than the median of the market, based on these factors. To balance both short- and long-term objectives and to align the executives with stockholders, long-term incentives are awarded and may vary based on performance, market levels, and expected contributions. All of these elements, including base salary, target cash bonus and long term incentives are reviewed together both individually and in a combined fashion by reviewing total target direct compensation. Each element, along with the total target direct compensation, is benchmarked against the chosen peer group as well as relevant industry norms.

We seek, to the extent possible, to benchmark our salary, target incentive levels and practices, as well as performance results, in relation to other comparable industry companies of similar size in terms of revenue, number of employees and market capitalization. In late 2015 the Company engaged independent compensation advisor, F.W. Cook (“Cook”), to advise the Compensation Committee during the evaluation of 2016 compensation. The Company worked with Cook during 2014 to establish a relevant peer group for compensation purposes (the “2014 Peer Group”). During late 2015 and early 2016, the Compensation Committee, in consultation with Cook, determined that the 2014 Peer Group continued to constitute an adequate representation of the size and scale of the Company at that time, and therefore the Compensation Committee and Cook used the 2014 Peer Group to benchmark compensation for the 2016 year. However, in late 2016, due in part to the transformative acquisitions that were completed by the Company, the Compensation Committee determined to engage a new independent compensation advisor and conducted a review of firms providing such services. Following an evaluation of such firms, the Compensation Committee engaged Willis Towers Watson (“WTW”) as its independent compensation advisor for the 2017 annual compensation planning that was conducted during the fourth quarter of 2016 and the first quarter of 2017. As part of the engagement of WTW and reflecting on the Company’s larger revenue and operating income profile, expanded geographic footprint and larger employee base, the Compensation Committee reviewed and adopted a new peer group for 2017 compensation planning (the “2017 Peer Group”). While the 2017 Peer Group was not used for 2016 compensation planning, we do believe that it is more representative of the Company’s current size, market profile and industry focus than that of the 2014 Peer Group.

Because we maintain a balanced compensation approach featuring a variety of elements designed to achieve the Company’s short- and long-term objectives, we do not believe that our compensation policies are structured to promote inappropriate risk-taking by our executives, nor do we believe that a focus on near-term challenges in 2017 will ultimately detract from our ability to progress toward our long-term objectives. We believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Our program has always been designed to ensure that long-term incentives are an important element of core compensation. In addition, we believe specific elements of our compensation policies operate to moderate risk-taking behavior. For instance, our annual cash incentive award program has maximum limits of payout that can be attained.

Comparative Consideration/Peer Group

The 2014 Peer Group is comprised of a mix of higher growth life sciences tools, health care equipment/supplies, and pharmaceutical companies with a manufacturing emphasis in the generic space. Pure pharmaceutical companies were not included in the 2014 Peer Group as the Compensation Committee and Cook both felt those companies were not appropriate comparisons at the time as they tend to have different business models and compensation practices in place.

2014 Peer Group:

Abiomed, Inc.
Akorn, Inc.
AngioDynamics, Inc.
Cambrex Corp.
Charles River Laboratories International, Inc.
Endologix, Inc.
Genomic Health, Inc.
HeartWare International Inc.
Lannett Co. Inc.
Luminex Corp.
Meridian Bioscience, Inc.
Merit Medical Systems, Inc.
NuVasive, Inc.
NxStage Medical, Inc.
Quidel Corp.
Sagent Pharmaceuticals, Inc.
Sequenom, Inc.
Volcano Corp.

As discussed above, in late 2016 a comprehensive new peer group review was undertaken in order to ensure that the set of companies against which the Compensation Committee compares the Company’s executive pay levels and pay practices remains appropriate. Development of the 2017 Peer Group included collecting information on companies with which we compete for market share and talent, as well as screening potential peer companies based on relevant scoping criteria such as revenue, market capitalization and headcount. The 2017 Peer Group, which was approved by the Compensation Committee and was used for 2017 compensation planning, is set forth below.

2017 Peer Group:

Aceto Corporation
Achillion Pharmaceuticals, Inc.
Acorda Therapeutics, Inc.
AMAG Pharmaceuticals, Inc.
Amphastar Pharmaceuticals, Inc.
AngioDynamics, Inc.
ANI Pharmaceuticals, Inc.
Cambrex Corporation
Catalent, Inc.
Charles River Laboratories International, Inc.
Eagle Pharmaceuticals, Inc.
Endo International plc
Lannett Company, Inc.
Momenta Pharmaceuticals, Inc.
Patheon N.V.
West Pharmaceutical Services, Inc.

In addition to the proxy data collected from our peer group, established published surveys of life sciences, biotechnology, research and other technology industries are used to assess our estimates of competitive market pay levels and practices. The benefit of supplementing proxy data with published survey data is the relatively larger sample size of incumbents within companies of similar size and industry. The larger sample size, relative to publicly disclosed compensation data of our peers, increases the reliability of the data and helps to avoid significant year-on-year swings in the summary statistics.

We reviewed an array of compensation levels for executives in our peer group and companies represented in the surveys, but we did not set specific target ranges related to industry peers for individual executive compensation decisions.

With respect to 2016 compensation, each position in the senior executive team including the Chief Executive Officer, Chief Financial Officer, and the other named executive officers was benchmarked against the 2014 Peer Group, as well as other industry indices as described herein.

Key Compensation Elements and Determinants

Factors Used in Determining Pay

The table below provides an overview of the elements, purpose and determination factors of the three core compensation elements used in our current compensation program.

Compensation Element	Purpose	Determinations and Adjustments	Deliverable
Base Salary and Benefits	Attract and retain executive officers through competitive pay and benefit programs	Individual performance, experience, tenure, competitive market data and trends, internal equity among positions within the Company with similar responsibilities, executive potential and the Company’s business outlook	Base salary — fixed bi-weekly cash payments Benefits — annual health and welfare insurance, retirement savings programs and stock purchase programs
Annual Non-Equity Incentive Award	Create an incentive for the achievement of pre-defined annual business objectives	For target non-equity percentages — competitive market data and trends and internal equity among positions within the Company with similar responsibilities

For actual non-equity
		payouts — performance against pre-established criteria in the annual cash incentive plan	Annual variable cash payout, payable, if earned, late in the first quarter of the following year

Compensation Element	Purpose	Determinations and Adjustments	Deliverable
Long-Term Incentive Plan	Align the interests of executive officers over a multi-year period directly with the creation and preservation of long-term stockholder value while creating appropriate recruiting and retention incentives through the use of
multi-year vesting schedules and performance-based vesting schedules	Annual award — individual performance, Company performance, internal equity among positions within the Company with similar responsibilities and executive potential

New hire, promotion and special awards — internal equity among positions within the Company with similar responsibilities and market data and trends	Annual award — delivered using a combination
of time- and
performance-based restricted stock and stock options, generally awarded in the first quarter

New hire, promotion and special awards —
time-based restricted stock awards and stock option awards

Each element of compensation outlined above is considered both individually and collectively when considering compensation matters. Compensation adjustments also consider the interrelation between each compensation element to ensure that the entire program is appropriately aligned. In addition, the Compensation Committee may apply discretion in determining specific compensation levels of individual executives to account for other factors such as performance, tenure, degree of responsibility and other factors that the Compensation Committee considers appropriate. The compensation program is evaluated annually taking into consideration evolving changes to the existing business strategy and plans of the Company.

The Compensation Committee considers recommendations regarding the level of compensation paid to executive officers when compared to competitive market data, and seeks input from the Chief Executive Officer and the Compensation Committee’s independent compensation consultant. In addition, the Chief Executive Officer assesses each executive officer’s contributions to the business and his or her ability to execute on our long-term strategy when making recommendations to the Compensation Committee regarding compensation, but cannot unilaterally implement compensation changes for any executives reporting directly to him. The Chief Executive Officer does not participate in any discussions involving the determination of his own compensation. The Compensation Committee regularly evaluates the Chief Executive Officer’s performance and reviews its discussions regarding our Chief Executive Officer’s performance and compensation with the full Board prior to communicating compensation decisions to our Chief Executive Officer.

Base Salary

It is our objective to set base salaries for our named executive officers that are competitive and fairly compensate our officers for their roles at the Company. Executives are considered for periodic merit and competitive pay increases, generally on an annual basis, in the first quarter of the fiscal year. Each of our named executive officers entered into an employment agreement with the Company which, among other things, establishes a minimum base salary. In early 2017, the Compensation Committee evaluated executive base salaries using the 2017 Peer Group and in general, set 2017 base salaries broadly in line with the median of similarly situated executives in the companies that make up the 2017 Peer Group.

The following table provides information regarding base salaries provided to our named executive officers in 2016 and the base salaries that will be paid during 2017, based on actions taken by the Compensation Committee early in 2017:

Name	Amount of 2016 Base Salary Adjustment	2016 Base Salary (Effective April 1, 2016)	Amount of 2017 Base Salary Adjustment	2017 Base Salary (effective April 2017)
William S. Marth	7.7%	$700,000	3.0%	$721,000
Felicia I. Ladin	3.7%	$415,000	3.0%	$427,000
Steven R. Hagen Ph.D.	3.0%	$376,000	3.1%	$387,500
Lori M. Henderson	3.8%	$405,000	3.0%	$417,000
George Svokos	18.2%	$487,000	3.1%	$502,000

The average base salary increase of approximately 3% for our named executive officers was in line with the average base salary increases provided to the broader employee population in 2017.

Annual Non-Equity Incentive Plan Awards

Our compensation program provides for the opportunity for each named executive officer to earn an annual non-equity incentive award that is linked to Company performance. The purpose of this program is to provide additional compensation for individuals based on attaining or exceeding pre-established financial and strategic goals and milestones. Non-equity incentive awards are earned for achieving target performance levels with potential to earn greater or lesser amounts depending upon actual performance and are designed to motivate the executive team to achieve or exceed performance goals to receive an award. Goals and objectives for the executive officers for the fiscal year are recommended by the Chief Executive Officer and approved by the Compensation Committee. Specific goals and objectives for the Chief Executive Officer are set by the Compensation Committee in consultation with the full Board of Directors. The structure of this plan is such that no non-equity incentive is awarded if threshold performance goals are not met.

At the beginning of 2016, our Compensation Committee approved the corporate goals under the non-equity incentive program and using competitive market practices as a guide in consultation with Cook, established the potential non-equity incentive payouts for each named executive officer at threshold, target and superior performance levels. The following table outlines the 2016 threshold, target and superior payout opportunity (expressed as a percentage of base salary).

2016 Potential Non-Equity Incentive Payouts (% of Base Salary)

	Threshold	Target	Superior
William S. Marth	32.5%	65%	130%
Felicia I. Ladin	30%	50%	100%
Steven R. Hagen Ph.D.	30%	50%	100%
Lori M. Henderson	30%	50%	100%
George Svokos	30%	50%	100%

In early 2016, the Company established aggressive goals related to growth in revenue and Adjusted EBITDA, which were communicated to our stockholders in the form of annual financial guidance. Adjusted EBITDA is a measure that is defined by the Company generally as operating profit from continuing operations less taxes, depreciation and amortization. In addition, this measure adjusts out for other non-recurring expenses of the Company during the period and as such reflects a measure that is useful to investors in evaluating the day-to-day operations of the Company.

In light of the financial targets set out by management, the Compensation Committee and the Chief Executive Officer agreed that given the recent changes in the Company’s size and operations, the bonus plan metrics for 2016 would include (i) total revenue including royalties, (ii) Adjusted EBITDA, and (iii) for each executive other than the Chief Executive Officer, a MBO specific to each executive. In addition, in light of the Company’s historical and future acquisition strategy, the Compensation Committee and management, with the advice of Cook, developed an adjustment mechanism that would be used to modify the financial targets if the Company completed any further acquisitions during the performance period.

Corporate performance goals for 2016 were set based on total revenue, including all royalties and excluding the impact of foreign exchange movements, and Adjusted EBITDA, to be calculated before the bonus accrual and excluding the impact of foreign exchange movements. After discussions with Cook, the Compensation Committee agreed that Adjusted EBITDA represents a more accurate representation of the Company’s performance than operating income, and as such it was a more appropriate metric for measuring overall performance for 2016. For the Chief Executive Officer, the Compensation Committee placed equal weighting on the Adjusted EBITDA and revenue targets, with each goal being weighted 50% for calculation of the cash bonus pool. For the other named executive officers and members of the executive team, the Compensation Committee agreed on a 35% weighting for revenue; 40% weighting for Adjusted EBITDA and 25% weighting for the agreed upon MBO. Further, the Compensation Committee agreed that the relevant MBOs were to be achieved on a binary basis, either zero or 100%, but with respect to the entire calculation of any cash bonus payments, linear interpolation would be applied in order to derive payouts, if appropriate, between threshold, target and superior. Following the acquisition of Prime European Therapeuticals, S.p.A in July 2016, the Compensation Committee adjusted the revenue and Adjusted EBITDA targets to include the stated expectations for the added businesses, while keeping the weighting levels the same.

Notwithstanding the progress made by the Company in 2016, the Company’s financial results did not meet the “Threshold” target in either measurement category and therefore there were no cash incentive payments made to our named executive officers relating to the 2016 performance period.

Long Term Incentive Compensation

We maintain a long-term incentive program that provides for periodic awards of restricted common stock and option awards. Grants are typically made on an annual basis as recommended by the Chief Executive Officer (for all executives other than the Chief Executive Officer) and approved by the Compensation Committee. The objective of the program is to align compensation for the named executive officers over a multi-year period directly with the interests of our stockholders. In addition, this program is an important tool in the recruiting and retention of key employees. The program rewards the creation and preservation of long-term stockholder value.

We review the mix of long-term incentives, base salary and non-equity incentive payments with competitive market compensation data provided by our independent compensation consultant, particularly with respect to the Company’s peer group. There is no specific fixed percentage of compensation targeted as long-term compensation.

The Compensation Committee delegated authority to the Chief Executive Officer to allocate equity awards to employees who are not executive officers with limits on the number of shares that can be granted to any one individual without Compensation Committee approval. In general, certain newly hired employees, including executive officers, are granted restricted stock units and/or other equity awards on an established day as determined in accordance with the Company’s Equity Award Grant Policy, with the options having an exercise price equal to the fair market value of our Common Stock on the date of grant.

Executives may also be awarded stock options or other equity award grants as a means of long-term incentive compensation outside of the scheduled annual distribution. Grants of this nature above a stated level, as with the annual grant, must be recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee, and are generally awarded for specific exceptional performance, recognition, promotion, retention of a key employee, new employment packages or other extraordinary circumstances.

In determining the appropriate use and mix of long-term incentive instruments for 2016, the Compensation Committee considered the following factors:

•	The ‘at risk’ nature of the grant — Non-qualified stock options drive an executive to contribute to the creation of stockholder value through an increase in stock price in order to recognize any income at the time of exercise. This puts the option holdings at risk of generating no value if stockholders do not also recognize an increase in stock price.
•	The dilutive impact of the grant, as restricted stock awards require fewer shares to be granted to provide the same competitive value as options, and therefore the dilutive effect on earnings per share is generally lower with restricted stock.
•	The accounting impact of equity award expensing.
•	The tax implications to the Company and executive.
•	The value of each form of equity grant to the executive as a motivation and/or retention tool.
•	The number of shares granted to an executive relative to industry and peer group comparables and in light of the value of the award in evaluating total target direct compensation for each executive.

The equity awards provided to each executive in 2016 are detailed in the Grants of Plan-Based Awards Table and are described more fully below.

Mix of Restricted Stock and Stock Options

The provisions of our stock incentive plan provide for the distribution of a number of potential equity incentive awards; however we have primarily utilized only non-qualified stock options and restricted stock grants to date. During the planning for 2016 compensation, the Compensation Committee, with the advice of Cook, targeted an equity grant that would be valued at approximately the 50th percentile of the relevant market data, based on the peer group and market data analysis performed by Cook and discussed with the Compensation Committee. In 2016, the Compensation Committee approved a long-term incentive grant for executives that represented a mix of time-based restricted stock units; performance-based restricted stock units and non-qualified stock options. The distribution of these awards is set forth below:

Role	Performance-Based RSUs	Time-Based RSUs	Non-Qualified Stock Options
CEO	50%	25%	25%
All other executives	25%	25%	50%

Performance Vesting for Restricted Stock Units

In keeping with the Compensation Committee’s decision to utilize performance criteria for a portion of the equity awards made to the named executive officers, the Compensation Committee adopted performance criteria for the performance-based restricted stock units granted to the executive team. The 2016 performance-based units will vest either in full or in part on the third anniversary of the grant, contingent upon the Company’s relative total stockholders return as compared to the Russell 2000 stock index for the performance period. The Compensation Committee set the following vesting schedule for the 2016 performance-based awards:

30th percentile or less = 0 shares vest
Greater than 30th percentile to the 60th percentile = 50% of shares vest
Greater than 60th percentile to the 80th percentile = 100% of shares vest
Greater than 80th percentile = 200% of shares vest

In the event that the Company experiences negative total shareholder return during the 3-year performance period, regardless of the overall percentile ranking during the performance period, the vesting percentage of the performance-based awards will be capped at 100%.

Employment Agreements

We have entered into employment agreements with each of our named executive officers: Mr. Marth, Ms. Ladin, Ms. Henderson, Dr. Hagen, and Mr. Svokos. These agreements provide for a certain level of severance in the event of a termination of employment by us without cause or by the executive for good reason. In return, each executive agrees, during the term of employment and for a period of time thereafter, not to compete with us or solicit or hire our employees and independent contractors. We have also entered into Employee Non-Disclosure, Proprietary Information, Inventions and Non-Solicitation Agreements with each of our named executive officers. We believe that these agreements together are fair to our executives and to our stockholders because these agreements provide severance in exchange for the restrictive covenants which protect us. Further, because the severance level is negotiated up front, it makes it easier for our Board to terminate executives for any reason without the need for protracted negotiations.

The employment agreements with our named executive officers also provide additional protection to the officers in the event of a change in control, including severance payments if they are terminated within a certain time period following a change in control, and the equity award agreements with our named executive officers provide for accelerated vesting of equity awards in the event of a change in control of the Company (for additional details, please see the “Potential Payments upon Termination or Change-in-Control” table). Consistent with industry practice, our Compensation Committee believes it is fair to provide severance protection and accelerated vesting of equity grants upon a change in control. By agreeing up front to provide such protection, our Compensation Committee believes we can reinforce and encourage the continued attention and dedication of senior management to their assigned duties without distraction in the face of an actual or threatened change in control and ensure that management is motivated to negotiate the best merger consideration for our stockholders. The employment agreements are described in more detail in this proxy statement.

Insider Trading Policy

Under our insider trading policy, no director, officer or employee of the Company may: trade in our securities, including Common Stock, stock options, and any other type of securities that the Company may issue, while in possession of material, non-public information about the Company; disclose material, non-public information concerning the Company to others who may trade on the basis of that information; provide trading advice about the Company while possessing material, non-public information; or trade in the securities of any other public company while possessing material, non-public information about such company obtained in the course of service as a director, officer or employee of the Company. In addition, certain of our employees, including all of our executive officers and directors, are restricted from engaging in the following transactions with respect to our securities: short sales, hedging transactions, standing orders and holding Company securities in margin accounts or pledging Company securities as collateral.

Tax Considerations

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that public companies may deduct in any one year with respect to certain of its named executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limit. Our Compensation Committee’s strategy in this regard is to be cost and tax efficient. Therefore, whenever possible, the Compensation Committee intends to structure compensation programs to qualify compensation as performance-based under Section 162(m) of the Code, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our stockholders, even if such arrangements are subject to the deduction limitations imposed by Section 162(m) of the Code and do not always qualify for full tax deductibility.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Compensation Committee

David H. Deming, Chair
Kenneth P. Hagen
Kevin O’Connor
Una S. Ryan, Ph.D., O.B.E.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table summarizes, for the fiscal years indicated in the table, the compensation awarded or paid to, or earned by, any person serving as our “principal executive officer” or “principal financial officer” in the year ended December 31, 2016 and our three other highest paid executive officers whose total compensation in fiscal year 2016 exceeded $100,000 and who were serving as executive officers on December 31, 2016 (our “Named Executive Officers”):

Name and Principal Position	Year	Salary	Bonus		Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
William Marth, President & CEO	2016	$686,539	$—		$1,372,307	$325,898	$—	$15,949	$2,400,693
	2015	$650,000	$—		$760,703	$—	$211,250	$17,464	$1,639,417
	2014	$632,500	$350,000	(1)	$1,767,625	$—	$—	$14,814	$2,764,939

Felicia I. Ladin, Senior Vice President, CFO and Treasurer	2016	$410,962	$—		$253,359	$189,022	$—	$2,078	$855,421
	2015	$350,769	$123,211	(2)	$549,948	$607,020	$120,000	$82,818	$1,833,766

Lori M. Henderson, Senior Vice President, General Counsel and Secretary	2016	$400,961	$—		$232,968	$173,815	$—	$14,582	$822,326
	2015	$372,308	$—		$254,726	$149,720	$114,000	$13,367	$904,121
	2014	$343,121	$—		$134,829	$141,752	$—	$12,742	$632,444

Steven R. Hagen, Ph.D., Senior Vice President, Quality and Compliance	2016	$373,039	$—		$183,480	$136,876	$—	$15,572	$708,967
	2015	$345,414	$—		$208,825	$106,471	$105,510	$15,662	$781,882
	2014	$331,755	$—		$115,563	$121,500	$—	$12,742	$581,560

George Svokos, Chief Operating Officer	2016	$466,808	$—		$337,824	$252,027	$—	$36,703	$1,093,362
	2015	$408,769	$—		$324,048	$124,770	$123,600	$78,132	$1,059,319
	2014	$384,616	$240,000	(7)	$439,929	$624,752	$—	$67,387	$1,756,684

(1)	Pursuant to the terms of his employment agreement with the Company, in 2014, Mr. Marth was paid a relocation bonus in the amount of $350,000.
(2)	Ms. Ladin joined the Company on February 11, 2015. Ms. Ladin was paid a sign-on bonus in the amount of $123,211.
(3)	This column represents the aggregate grant date fair value of time-based and performance-based restricted stock awards and restricted stock units with respect to the 2016, 2015, 2014 fiscal year granted to each executive officer in accordance with FASB ASC Topic 718. For time-based restricted stock awards or restricted stock units, the grant date fair value is calculated using the closing price of our stock on the date of the grant. For performance-based restricted stock awards or restricted stock units, the grant date fair value is calculated in accordance with FASB ASC Topic 718 based on probable outcome.
(4)	This column represents the aggregate grant date fair value of option awards with respect to the 2016, 2015 or 2014 fiscal year granted to each of the named executives in accordance with FASB ASC Topic 718. For stock options, fair value is calculated using the Black-Scholes calculated value on the date of the grant. See Note 9 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying the valuation of these equity awards.
(5)	This column represents earnings derived from payments pursuant to our annual incentive program. Each named executive was eligible to receive a payment based on the achievement of personal, departmental and corporate goals set for 2016, 2015, or 2014. The 2016 corporate goals were not achieved and payments were not made to the named executive officers with respect to the year ended December 31, 2016.
(6)	See the All Other Compensation table below for additional detailed information.
(7)	Mr. Svokos joined the Company on January 6, 2014. Mr. Svokos was paid a sign-on bonus in the amount of $240,000.

All Other Compensation

	Year	Payments Related to 401(k) Match(1)	Value of Life Insurance Premiums(2)	Health Insurance Opt-Out Payment(3)	Other Reimbursements		Total
William S. Marth	2016	$12,385	$3,564	$—	$—		$15,949
	2015	$13,250	$3,564	$650	$—		$17,464
	2014	$11,011	$3,153	$650	$—		$14,814
Felicia I. Ladin	2016	$1,538	$540	$—	$—		$2,078
	2015	$—	$416	$—	$82,402	(4)	$82,818
Lori M. Henderson	2016	$12,260	$2,322	$—	$—		$14,582
	2015	$12,077	$1,290	$—	$—		$13,367
	2014	$11,500	$1,242	$—	$—		$12,742
Steven R. Hagen, Ph.D.	2016	$13,250	$2,322	$—	$—		$15,572
	2015	$13,250	$2,412	$—	$—		$15,662
	2014	$11,500	$1,242	$—	$—		$12,742
George Svokos	2016	$13,250	$2,322	$—	$21,131	(5)	$36,703
	2015	$13,250	$2,322	$—	$62,560	(5)	$78,132
	2014	$11,308	$1,965	$—	$54,114	(5)	$67,387

(1)	This column reports Company matching contributions to the named executives officers’ 401(k) savings accounts. Subject to caps imposed by the IRS, the Company provides matching contributions equal to 100% of the participant’s contributions for each payroll period up to the first 4%. The Company then matches 50% on the next 2% of plan compensation, to a maximum Company match of 5%.
(2)	This column represents taxable value of premiums made on the part of the Company to cover term life insurance for each of the named executive officers in the amount of two (2) times their base salary for the prior calendar year.
(3)	The Company maintains a $650 annual incentive for employees who opt out of health and dental insurance if proof of other coverage is provided to the Company.
(4)	In accordance with the terms of the employment agreement with Ms. Ladin, the Compensation Committee approved the payment of a temporary housing allowance in the amount of $37,230 and reimbursement of moving expenses in the amount of $45,172 in 2015.
(5)	In accordance with the terms of the employment agreement with Mr. Svokos, the Compensation Committee approved the payment of a temporary housing allowance in the amount of $21,131 in 2016, $62,560 in 2015 and $46,701 in 2014 as well as reimbursement of moving expenses in the amount of $7,413 in 2014.

Grants of Plan-Based Awards

The following table provides information pertaining to equity awards granted to the named executive officers in 2016 as well as the non-equity incentive award potential for the named executive officers for the attainment of an incentive payout at the listed level, as explained in “Annual Non-Equity Incentive Awards” section of the Compensation Discussion and Analysis.

Name		Estimated Future Payouts Under Non Equity Incentive Plan Awards(1):			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Option and Stock Awards
								All other Stock Awards: Number of Shares of Stock or Units	All other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)(3)	(#)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
William S. Marth	2/4/2016								54,498	15.77	$325,898
	2/4/2016							23,779			$374,995
	2/4/2016				23,779	47,559	95,118				$997,312
		$227,500	$455,000	$910,000
Felicia I. Ladin	2/4/2016								31,609	$15.77	$189,022
	2/4/2016							6,896			$108,750
	2/4/2016				3,448	6,896	13,792				$144,609
		$124,500	$207,500	$415,000
Lori M. Henderson	2/4/2016								29,066	$15.77	$173,815
	2/4/2016							6,341			$99,998
	2/4/2016				3,171	6,341	12,682				$132,971
		$121,500	$202,500	$405,000
Steven R. Hagen, Ph.D.	2/4/2016								22,889	$15.77	$136,876
	2/4/2016							4,994			$78,755
	2/4/2016				2,497	4,994	9,988				$104,724
		$112,800	$188,000	$376,000
George Svokos	2/4/2016								42,145	$15.77	$252,027
	2/4/2016							9,195			$145,005
	2/4/2016				4,598	9,195	18,390				$192,819
		$146,100	$243,500	$487,000

(1)	Columns (c), (d), and (e) reflect the named executive officers’ potential payments for the levels “Threshold,” “Target” or “Maximum” for attainment of their 2016 goals and objectives. Payments actually made are reflected in the Summary Compensation Table and reflect the Company’s actual performance against the 2016 goals and objectives. For a discussion on the attainment of 2016 goals and objectives, see the “Compensation Discussion and Analysis – Annual Non-Equity Incentive Plan Awards” section of this proxy statement.
(2)	Columns (f), (g) and (h) reflect the named executive officers’ potential payments for attaining the levels “Threshold,” “Target” or “Maximum” (50%, 100% and 200%, respectively), in terms of number of restricted stock units that may vest. The 2016 performance-based restricted stock units will vest either in full or in part on the third anniversary date of the grant and require that the Company achieve certain goals in respect to the Company’s share price compared against the Russell 2000 Stock Index over a three-year period in order to vest.
(3)	Time-based restricted stock units and non-qualified stock options vest 25% per year over four years.
(4)	The grant date fair value of the non-qualified stock options is calculated using the Black Scholes valuation on the day of grant and multiplying it by the number of shares. For time-based restricted stock units, fair value is calculated by multiplying the number of shares granted by the closing price of our stock on the date of the grant. For performance-based restricted stock units, fair value is calculated in accordance with FASB ASC Topic 718 based on probable outcome.

Option Exercises and Stock Vested

The following table sets forth certain information regarding restricted stock awards vested during 2016 for the named executive officers and options exercised during 2016 by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)(1)	(#)	($)(2)
William S. Marth	—	$—	24,802	$500,008
Felicia I. Ladin	—	$—	7,353	$112,983
Lori M. Henderson	—	$—	8,771	$137,583
Steven R. Hagen, Ph.D.	9,000	$32,850	7,505	$117,685
George Svokos	__	$—	15,426	$270,649

(1)	Value realized is calculated on the basis of the difference between the closing market price of our Common Stock as reported on NASDAQ on the date of the exercise and the exercise or base price of the options, multipled by the number of shares of Common Stock acquired on exercise.
(2)	Value realized is calculated on the basis of the closing price of our Common Stock as reported on NASDAQ on the date of vesting, multiplied by the number of shares of Common Stock that vested.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table provides information on the holdings of stock options and stock awards by the named executive officers on December 31, 2016. This table includes unexercised and unvested options and unvested restricted stock and restricted stock units. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is based on the option or stock award grant date, as described in more detail in the footnotes to the table.

The market value of the stock awards is based on the closing market price of AMRI stock as of December 30, 2016 of $18.76.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1)	Option Exercise Price	Option Expiration Date(2)	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	(#)	(#)	(#)	($)			(#)	($)	(#)	($)
William Marth							01/01/2014	49,603	930,552
							02/04/2014			95,238	1,786,665
							03/02/2015			58,651	1,100,293
	02/04/2016		54,498		15.77	02/04/2026	02/04/2016	23,779	446,094	47,559	892,207
Felicia I Ladin	02/17/2015	18,750	56,250		16.70	02/17/2025	02/17/2015	18,750	351,750
	03/02/2015	4,770	14,308		17.05	01/31/2025	03/02/2015	3,309	62,077	4,412	82,769
	02/04/2016		31,609		15.77	02/04/2026	02/04/2016	6,896	129,369	6,896	129,369
Lori M. Henderson	02/04/2011	50,000			4.87	02/04/2021
	06/02/2011	17,500			5.25	06/02/2021
	02/17/2012	26,250			2.93	02/17/2022
	01/31/2013	21,875	4,375	4,375	5.99	01/31/2023	01/31/2013	1,456	27,315	1,456	27,315
	02/04/2014	14,584	14,583		10.43	02/04/2024	02/04/2014	3,646	68,399	7,292	136,798
	03/02/2015	5,724	17,169		17.05	03/02/2025	03/02/2015	3,970	74,477	5,294	99,315
							11/02/2015	3,750	70,350
	02/04/2016		29,066		15.77	02/04/2026	02/04/2016	6,341	118,957	6,341	118,957
Steven R. Hagen	02/17/2012	3,750			2.93	02/17/2022
	01/31/2013	7,500	3,750	3,750	5.99	01/31/2023	01/31/2013	1,250	23,450	1,250	23,450
	02/04/2014	7,500	12,500		10.43	02/04/2024	02/04/2014	3,124	58,606	6,250	117,250
	03/02/2015	4,070	12,210		17.05	03/02/2025	03/02/2015	2,823	52,959	3,765	70,631
							11/02/2015	3,750	70,350
	02/04/2016		22,889		15.77	02/04/2026	02/04/2016	4,994	93,687	4,994	93,687
George Svokos(3)	01/06/2014	66,667	33,333		10.25	01/06/2024	01/06/2014	10,000	187,600
	02/04/2014	14,583	14,583		10.43	02/04/2024	02/04/2014	3,646	68,399	7,292	136,798
	03/02/2015	4,770	14,308		17.05	03/02/2025	03/02/2015	3,309	62,077	4,412	82,769
							11/02/2015	7,500	140,700
	02/04/2016		42,145		15.77	02/04/2026	02/04/2016	9,195	172,498	9,195	172,498

(1)	The 2016 equity awards to the named executive officers consisted of time-based stock options and both performance- and time-based restricted stock units. The 2016 performance-based restricted stock units will vest either in full or in part on the third anniversary of the grant date, contingent upon the Company’s relative total stockholders return as compared to the Russell 2000 stock index for the performance period. The time-based equity awards granted in 2016 vest 25% per year over four years. The 2015 stock award to Mr. Marth is performance-based, and the 2015 equity awards to other named executive officers were time-based stock options and both performance- and time-based restricted stock.

The 2015 performance-based shares will vest either in full or in part on the third anniversary of the grant date, contingent upon the Company’s achievement of certain goals in respect to the Company’s share price compared against the Russell 2000 Stock Index over such three-year period. The time-based equity awards granted in 2015 vest 25% per year over four years. Fifty percent (50%) of the 2014 restricted stock award to the named executive officers was performance-based, except for Mr. Marth’s 2014 restricted stock award, which was 100% performance-based. The 2014 performance-based shares will vest either in full or in part of the third anniversary of the grant date, contingent upon the Company’s achievement of certain goals in respect to the Company’s share price compared against the Russell 2000 Stock Index over such three-year period. The time-based equity awards granted in 2014 vest 25% per year over four years. Fifty percent (50%) of the 2013 equity awards to the named executive officers were performance-based and require that the Company achieve certain goals in respect to contract operating margin in each year in order to vest. The earned portion of these equity awards, along with the time-based equity awards, vest 25% per year over four years.
(2)	Except as otherwise noted, the stock options and restricted stock granted in 2011, 2012, 2013 and 2014 that are not performance-based, contain a vesting schedule that provides for 25% vesting on each anniversary date of the grant.
(3)	The January 6, 2014 grants to Mr. Svokos are time-based and vest 33.3% on each anniversary date of the grant as provided in his employment agreement.

Agreements with Named Executive Officers

The Company is party to employment agreements with Mr. Marth, Ms. Ladin, Ms. Henderson, Dr. Hagen and Mr. Svokos, which were amended by the Company in February 2017. The terms of the employment agreements are substantially similar, except with respect to stated minimum annual base salary, and with respect to benefits payable upon termination of employment following a change of control. The following description sets forth the material terms of the agreements, as amended, with the named executive officers.

Agreement with Mr. Marth

Mr. Marth’s employment agreement provides for a minimum base salary of $650,000. Under the employment agreement with Mr. Marth, if his employment is terminated (a) by the Company for any reason other than for cause (as defined in the employment agreement) or due to his death or disability, or (b) by him for good reason (as defined in the employment agreement), Mr. Marth is entitled to the following payments and benefits: (i) continued payment of base salary for two years following termination, (ii) an amount equal to Mr. Marth’s non-equity incentive award paid for the year prior to the year of termination, payable in monthly installments over the two-year period following termination, (iii) a pro-rated bonus (to the extent earned) for the year of termination, (iv) up to 12 months of outplacement support services at the Company’s expense, and (v) health and dental insurance continuation for 24 months following termination. Receipt of these severance payments and benefits is conditioned upon Mr. Marth executing a general release of claims, confidentiality, non-disparagement and return of property agreement (a “Release”) and such Release becoming irrevocable and Mr. Marth’s continued compliance with the non-competition, non-solicitation and confidentiality provisions of his employment agreement. If there was a change of control (as defined in the employment agreement) and within two (2) years following such change in control Mr. Marth’s employment is terminated by the Company without cause or Mr. Marth resigns for good reason (as defined in the employment agreement), then Mr. Marth would be entitled to receive the following payments and benefits: (i) full vesting of all Company contributions made to the 401(k) plan on his behalf, (ii) a pro-rated target bonus for the year of termination, (iii) an amount equal to two times the sum of: (x) his annual base salary, and (y) his target bonus for the year in which termination occurred, payable in a lump sum, (iv) up to 12 months of outplacement support services at the Company’s expense, and (v) health and dental insurance continuation for 24 months following termination. Receipt of such payments and benefits is conditioned upon Mr. Marth executing a Release and such Release becoming irrevocable.

Agreements with the other Named Executive Officers

Under the employment agreements with each of Ms. Henderson, Ms. Ladin, Dr. Hagen and Mr. Svokos, if the executive’s employment is terminated (a) by the Company for any reason other than for cause (as defined in the employment agreements) or due to the executive’s death or disability, or (b) by the executive for good reason (as defined in the employment agreement), each executive is entitled to the following payments and benefits: (i) continued payment of base salary for 12 months following termination, (ii) an amount equal to the executive’s non-equity incentive award paid for the year prior to the year of termination, payable in monthly installments over the one-year period following termination, (iii) up to 12 months of outplacement support services at the Company’s expense, and (iv) health and dental insurance continuation for 12 months following termination. Receipt of these severance payments and benefits is conditioned upon the executive’s execution of a Release. If there was a change of control (as defined in the employment agreements), the Company will pay the executive a lump sum equal to the executive’s pro rata target cash bonus for the year in which the change of control occurred, within thirty (30) days of such change of control. If within two (2) years following a change in control, the executive’s employment is terminated by the Company without cause or the executive resigns for good reason (as defined in the employment agreements), then the executive would also be entitled to receive the following payments and benefits: (i) an amount equal to 1.5 times the sum of (x) the executive’s annual base salary, plus (y) the executive’s target bonus for the year in which termination occurred, payable in a lump sum, (ii) up to 12 months of outplacement support services at the Company’s expense, (iii) health and dental insurance continuation for 18 months following termination, and (iv) full vesting of all Company contributions made to the 401(k) plan on the executive’s behalf. Receipt of such payments and benefits is conditioned upon the executive executing a Release and such Release becoming irrevocable. In addition under Ms. Ladin’s employment agreement, in the event that Ms. Ladin’s employment is terminated (a) by the Company for any reason other than for cause or due to the executive’s death or disability, or (b) by Ms. Ladin for good reason (as defined in the employment agreement), Ms. Ladin is entitled to full vesting of her new hire equity award.

In addition, each of the employment agreements with the named executive officers provide for full vesting of all equity awards upon a change of control. The employment agreements require that payments and benefits to each named executive officer will be reduced only if the executive would receive a greater after-tax amount with the reduction.

The Company has also entered into Employee Non-Disclosure, Proprietary Information, Inventions and Non-Solicitation Agreements with its named executive officers which outline responsibilities relating to confidentiality and non-solicitation of the Company’s employees for a certain period.

Potential Payments Upon Termination or Change-in-Control

The table below details the potential payments to the named executive officers under the circumstances of termination that is listed. The amounts listed in the table represent the total payment to be made for that compensation/benefit element, not an annual amount. In accordance with the rules of the Securities Exchange Commission, the table below is prepared as if the relevant event occurred on December 31, 2016; based on the compensation arrangements in place for each named executive officer as of that date.

Payments and Benefits	Name	Voluntary		Involuntary
		Employee Termination Without Good Reason	Employee Termination for Good Reason	Termination Without Cause	Termination for Cause	Termination upon Death or Disability(5)	Change of Control Without Termination(6)	Termination after Change- in-Control(7)
Cash Severance(1)	Marth	—	1,400,000	1,400,000	—	—	—	1,400,000
	Ladin	—	415,000	415,000	—	—	—	622,500
	Henderson	—	405,000	405,000	—	—	—	607,500
	Hagen	—	376,000	376,000	—	—	—	564,000
	Svokos	—	487,000	487,000	—	—	—	730,500
Bonus Component(1)	Marth	—	—	—	—	—	—	422,500
	Ladin	—	—	—	—	—	207,500	240,000
	Henderson	—	—	—	—	—	202,500	228,000
	Hagen	—	—	—	—	—	188,000	211,020
	Svokos	—	—	—	—	—	243,500	247,200
Stock Options(2)	Marth	—	—	—	—	—	162,949	162,949
	Ladin	—	115,875	115,875	—	—	234,853	234,853
	Henderson	—	__	__	—	—	349,480	349,480
	Hagen	—	—	—	—	—	289,217	289,217
	Svokos	—	283,664	283,664	—	—	555,620	555,620
Restricted Stock(2)	Marth	—	—	—	—	—	5,155,811	5,155,811
	Ladin	—	351,750	351,750	—	—	755,334	755,334
	Henderson	—	__	—	—	—	741,883	741,883
	Hagen	—	—	—	—	—	604,072	604,072
	Svokos	—	187,600	187,600	—	—	1,023,339	1,023,339
Health Care Benefits(3)	Marth	—	26,520	26,520	—	12,750	—	26,520
	Ladin	—	9,211	9,211	—	9,211	—	9,211
	Henderson	—	12,750	12,750	—	12,750	—	12,750
	Hagen	—	12,750	12,750	—	12,750	—	12,750
	Svokos	—	12,750	12,750	—	12,750		12,750
Outplacement(4)	Marth	—	12,000	12,000	—	—	—	12,000
	Ladin	—	12,000	12,000	—	—	—	12,000
	Henderson	—	12,000	12,000	—	—	—	12,000
	Hagen	—	12,000	12,000	—	—	—	12,000
	Svokos	—	12,000	12,000	—	—	—	12,000
Total	Marth	—	1,438,520	1,438,520	—	12,750	5,318,760	7,179,780
	Ladin	—	903,836	903,836	—	9,211	1,197,686	1,873,897
	Henderson	—	429,750	429,750		12,750	1,293,863	1,951,613
	Hagen	—	400,750	400,750		12,750	1,081,289	1,693,059
	Svokos	—	983,014	983,014		12,750	1,822,460	2,581,410

(1)	For details relating to the employment agreements with our named executive officers, see the “Agreements with Named Executive Officers” section above. These agreements were amended in February 2017, as described above. The amendments are not reflected in this table.
(2)	This amount represents the intrinsic value (that is, the value based upon the Company’s stock price on December 30, 2016 of $18.76 per share), and in the case of options minus the exercise price of equity awards that would become exercisable as of December 31, 2016. Ms. Ladin has a provision in her employment agreement which requires accelerated vesting of certain options and restricted stock granted in the event her employment is terminated under certain circumstances. For additional details relating to the employment agreements with our named executive officers, see the “Agreements with Named Executive Officers” section above.
(3)	The amounts indicated are equal to the cost to the Company minus employee paid premiums for the executive’s health and dental insurance premiums.
(4)	The amount shown in this row represents the value of services provided by a third party to assist the executives in obtaining a new position. The Company utilizes a global employment transition service firm to provide outplacement job search assistance to terminated executives. The fee listed reflects the negotiated outplacement fee to assist a senior executive in his or her job search for a period of one year.
(5)	Each named executive officer’s employment agreement provides that “upon death or disability,” the executive would receive a pro rata non-equity incentive award based on the number of days the executive worked in the year prior to death or disability.
(6)	Upon a change of control without termination, each named executive officer’s employment agreement contains a provision wherein all outstanding stock options, restricted stock, or other equity awards immediately vest. In addition, each executive, except Mr. Marth, is entitled to receive upon the change of control a lump sum equal to the executive’s pro rata target cash bonus for the year in which the change of control occurred (as such cash bonus may be set forth in the Company’s bonus plan for such year and calculated assuming target achievement of corporate and personal goals); such pro rata amount to be determined based on the actual date of the closing of such change of control transaction.
(7)	Each executive’s employment agreement contains a “double-trigger” provision wherein a change-in-control event coupled with a termination within twenty-four (24) months results in the amounts reflected in this column.

COMPENSATION OF DIRECTORS

Our Chief Executive Officer who is also a director receives no additional compensation for his services as a director. Our directors are compensated in accordance with a compensation policy that has been approved by the Compensation Committee of the Board of Directors. A summary of 2016 director compensation is as follows:

Director Annual Compensation

▪ Annual Stock/Option Grant divided equally between restricted stock and options	$90,000
• Grant of non-qualified stock options of Common Stock with an exercise price equal to the fair market value on the date of grant
• Grant of restricted stock with a vesting period of one year from the date of grant
▪ Board Member Annual Fee	$45,000
• Annual fee includes up to 8 meetings per year
• For more than 8 board meetings per year, an additional:
• $2,000 will be paid for meetings, and an additional
• $1,000 will be paid for teleconference calls
▪ Board Chairman Annual Fee	$55,000
Committee Chair Compensation

▪ Audit Committee Chairman Annual Fee	$20,000
▪ Compensation Committee Chairman Annual Fee	$15,000
▪ Nominating/Governance Committee Chairman Annual Fee	$15,000
• Annual fee for each committee includes up to 7 meetings per year
• For more than 7 committee meetings (per committee), an additional $1,000 will be paid for meetings, and an additional $500 will be paid for teleconference calls.
Committee Member Compensation (Non-Chair)

▪ Audit Committee Annual Fee	$10,000
▪ Compensation Committee Annual Fee	$7,500
▪ Nominating/Governance Committee Annual Fee	$7,500
• For more than 7 committee meetings (per committee), an additional $1,000 will be paid for meetings, and an additional $500 will be paid for teleconference calls.

All directors, other than our Chief Executive Officer, are also reimbursed for reasonable expenses incurred in attending Board of Directors and Committee meetings. Directors receive no additional compensation for informal board or committee meetings. From time to time, special committees of the Board of Directors are formed and directors may receive fees for their service on such committees.

The Board of Directors requires directors, other than our Chief Executive Officer, to own Common Stock of the Company. The Board of Directors adopted a policy requiring that the annual fee paid to each such director will be paid half in cash and half in a grant of Common Stock of the Company until such time as such director holds Common Stock of the Company having a fair market value of at least $100,000. At that time, the director may receive a greater portion of his or her annual retainer fee in the form of cash. At any time, the director may choose to receive a greater portion of their annual retainer fee in the form of Common Stock.

The Company does not provide termination or change of control agreements for directors, nor are any perquisites or life insurance premium payments offered to the non-employee directors.

In 2017, WTW presented information to the Compensation Committee regarding each component of compensation and information regarding total compensation versus the competitive market using the Company’s 2017 Peer Group. Based on this review, the Compensation Committee made the following changes with respect to the director compensation set forth above, which will apply to director compensation for 2017.

•	Board Member Annual Fee increased by $5,000 to $50,000.
•	Annual Stock/Option Grant increased from $90,000 to $140,000, and vesting adjusted to a three-year period.

Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)		Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)
Thomas E. D’Ambra, Ph.D.	100,000		45,000	45,000	190,000
David H. Deming(4)	70,000	(5)	—	—	70,000
Gerardo Gutiérrez	45,000		45,000	45,000	135,000
Kenneth Hagen(6)	55,000	(5)	—	—	55,000
Veronica G.H. Jordan, Ph.D(7)	—		45,000	45,000	90,000
Anthony Maddaluna	45,000	(5)	45,000	45,000	135,000
Fernando Napolitano(8)	—		—	—	—
Kevin O’Connor	67,500	(5)	45,000	45,000	157,500
Arthur J. Roth, CPA	72,500		45,000	45,000	162,500
Una S. Ryan, Ph.D., O.B.E.	60,000	(5)	45,000	45,000	150,000

(1)	Directors’ annual retainer is paid 50% in cash and 50% in Common Stock until such time as the director holds Common Stock with a minimum value of at least $100,000. At any time, directors may choose to receive a greater portion of their annual retainer fee or committee fee in the form of Common Stock.
(2)	This column represents the aggregate grant date fair value of awards in accordance with FASB ASC Topic 718. Fair value is calculated using the closing price of our stock on the date of grant.
(3)	This column represents the aggregate grant date fair value of stock options granted to the directors in 2016. The fair value was estimated using the Black-Scholes option-pricing model in accordance with the FASB ASC Topic 718. As of 2016 fiscal year end, the following directors had outstanding stock options and unvested restricted stock units: Dr. D’Ambra (120,622 stock options and 102,061 restricted stock units), Mr. Gutierrez (6,540 stock options and 2,854 restricted stock units), Mr. Maddaluna (6,540 stock options and 2,854 restricted stock units), Mr. O’Connor (87,989 stock options and 2,854 restricted stock units), Mr. Roth (87,989 stock options and 2,854 restricted stock units) and Dr. Ryan (87,989 stock options and 2,854 restricted stock units).
(4)	Mr. Deming joined the Board of Directors on February 17, 2016.
(5)	Includes unrestricted shares of Common Stock received in lieu of cash compensation for annual Board and committee fees.
(6)	Mr. Hagen joined the Board of Directors on May 2, 2016.
(7)	Ms. Jordan retired from the Board of Directors on June 1, 2016.
(8)	Mr. Napolitano joined the Board of Directors on July 12, 2016.

Compensation Committee Interlocks and Insider Participation

During 2016, Mr. Hagen, Mr. O’Connor, Mr. Deming and Dr. Ryan served as members of the Compensation Committee. None of the directors who sat on the Compensation Committee during 2016 is an officer or employee of the Company, nor have they ever been an officer or employee of the Company. During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Related Party Transactions

Mr. Maddaluna was appointed by the Board of Directors effective February 4, 2016. During 2016, Mr. Maddaluna was Executive Vice President, Pfizer Inc. and President, Pfizer Global Supply. The Company received approximately $23,270,000 for services rendered to Pfizer, Inc. and its affiliates in 2016. Mr. Maddaluna is no longer an executive officer of Pfizer Inc.

The Audit Committee is responsible for the review of related party transactions that are required to be disclosed under Item 404 of Regulation S-K. In addition, pursuant to the Company’s Corporate Governance Guidelines, the Board evaluates all relationships between the Company and each director in light of relevant facts and circumstances for determining if any relationship exists that might impact an individual’s ability to serve as an independent director.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP, the Company’s independent registered public accounting firm for 2016, was responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, KPMG expressed its own opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2016, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with KPMG the matters that are required to be discussed by professional standards. The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to AMRI and its affiliates are compatible with KPMG’s independence. Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2016 be included in our Annual Report on Form 10-K for 2016. This report is provided by the following independent directors, who comprise the Audit Committee:

Audit Committee
Kenneth P. Hagen, Chair
David H. Deming
Anthony J. Maddaluna
Arthur J. Roth

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 13, 2017 of (i) each person known by the Company to beneficially own five percent or more of the outstanding shares of the Company’s Common Stock, (ii) the directors and named executive officers of the Company, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percent(2)
Named Executive Officers
William S. Marth(3)	421,694	*
Felicia I. Ladin(4)	84,809	*
Lori M. Henderson(5)	200,127	*
Steven R. Hagen, Ph.D.(6)	67,682	*
George Svokos(7)	227,417	*
Directors
Thomas E. D’Ambra, Ph.D.(8)	2,594,909	6.0%
David H. Deming(9)	3,036	*
Gerardo Gutiérrez(10)	2,209,394	5.1%
Kenneth P. Hagen(11)	3,036	*
Anthony J. Maddaluna(12)	13,948	*
Fernando Napolitano(13)	—	*
Kevin O’Connor(14)	137,462	*
Arthur J. Roth, CPA(15)	131,762	*
Una S. Ryan, Ph.D., O.B.E.(16)	131,032	*
All executive officers and directors as a group (seventeen persons)	6,349,735	14.5%
Five Percent Stockholders
3-Gutinver, S.L.(17)	2,200,000	5.1%
Bessemer Trust Company of Delaware N.A.(18)	3,873,289	9.0%
BlackRock, Inc.(19)	3,775,666	8.8%
Constance M. D’Ambra(20)	2,350,318	5.5%
Dimensional Fund Advisors L.P.(21)	1,521,685	3.5%
Lauro Cinquantasette S.p.A.(22)	7,051,295	16.4%
Permian Investment Partners, L.P.(23)	3,338,892	7.8%
Vaughan Nelson Investment Management, L.P.(24)	2,216,175	5.2%

*	Less than 1%
(1)	The address of all listed Named Executive Officers and Directors is c/o Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203.
(2)	All percentages have been determined as of April 13, 2017 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes voting and/or investment power with respect to the Company’s shares of Common Stock. Unless otherwise indicated, to the knowledge of the Company, the named person possesses sole voting and investment power with respect to their shares. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after April 13, 2017. For purposes of computing the percentage of outstanding shares of the Company’s Common Stock held by each person or group of persons named above, any shares of Common Stock which such person or persons has or have the right to acquire within 60 days after April 13, 2017 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of April 13, 2017, a total of 42,931,977 shares of Common Stock were issued and outstanding.
(3)	Mr. Marth’s beneficial ownership includes 13,625 shares subject to options which are or become exercisable within 60 days of April 13, 2017. The beneficial ownership does not include 112,935 shares represented by outstanding restricted stock units.
(4)	Ms. Ladin’s beneficial ownership includes 54,942 shares subject to options which are or become exercisable within 60 days of April 13, 2017. The beneficial ownership does not include 28,708 shares represented by outstanding restricted stock units.
(5)	Ms. Henderson’s beneficial ownership includes 164,965 shares subject to options which are or become exercisable within 60 days of April 13, 2017. The beneficial ownership does not include 26,833 shares represented by outstanding restricted stock units.
(6)	Dr. Hagen’s beneficial ownership includes 46,363 shares subject to options which are or become exercisable within 60 days of April 13, 2017. The beneficial ownership does not include 19,198 shares represented by outstanding restricted stock units.
(7)	Mr. Svokos’s beneficial ownership includes 141,952 shares subject to options which are or become exercisable within 60 days of April 13, 2017. The beneficial ownership does not include 36,297 shares represented by outstanding restricted stock units.
(8)	Includes 2,350,318 shares owned jointly by Dr. and Mrs. D’Ambra, as to which shares Dr. and Mrs. D’Ambra share voting and investment power. Excludes shares held by the Bessemer Trust Company of Delaware N.A. (“Bessemer”), as to which shares Dr. D’Ambra does not have or share the power to vote or dispose. Dr. and Mrs. D’Ambra may be deemed to beneficially own additional shares, which are held by the Thomas D’Ambra SLAT Trust (the “Trust Shares”). The trustee of the Thomas D’Ambra SLAT trust is Dr. and Mrs. D’Ambra’s son, Geoffrey D’Ambra. Dr. D’Ambra disclaims beneficial ownership of the Trust Shares, and this report shall not be deemed an admission that he is the beneficial owner of the Trust Shares, except to the extent of his pecuniary interest, if any, in the Trust Shares. Dr. D’Ambra’s beneficial ownership includes 120,622 shares subject to options which are or become exercisable within 60 days of April 13, 2017. The beneficial ownership does not include 3,802 shares represented by outstanding restricted stock units.
(9)	Mr. Deming’s beneficial ownership does not include 3,802 shares represented by outstanding restricted stock units.
(10)	2,200,000 of these shares are held directly by 3-Gutinver, S.L., a company organized and existing under the laws of Spain. Mr. Gutiérrez is the Sole Administrator of 3-Gutinver, S.L. and may be deemed to beneficially hold these securities in such capacity. Mr. Gutiérrez disclaims beneficial ownership of these securities, and this report shall not be deemed and admission that the he is the beneficial owner of such securities except to the extent of his pecuniary interest in such securities, if any. Mr. Gutiérrez’s beneficial ownership includes 6,540 shares subject to options which are or become exercisable within 60 days of April 13, 2017. Mr. Gutiérrez’s beneficial ownership does not include 3,802 shares represented by outstanding restricted stock units.
(11)	Mr. Hagen’s beneficial ownership does not include 3,802 shares represented by outstanding restricted stock units.
(12)	Mr. Maddaluna’s beneficial ownership includes 6,540 shares subject to options which are or become exercisable within 60 days of April 13, 2017. Mr. Maddaluna’s beneficial ownership does not include 3,802 shares represented by outstanding restricted stock units.
(13)	Mr. Napolitano was appointed to the Board of Directors effective July 12, 2016. Mr. Napolitano’s beneficial ownership does not include 3,802 shares represented by outstanding restricted stock units.
(14)	Mr. O’Connor’s beneficial ownership includes 87,989 shares subject to options which are or become exercisable within 60 days of April 13, 2017. Mr. O’Connor’s beneficial ownership does not include 3,802 shares represented by outstanding restricted stock units.
(15)	Mr. Roth’s beneficial ownership includes 87,989 shares subject to options which are or become exercisable within 60 days of April 13, 2017. Mr. Roth’s beneficial ownership does not include 3,802 shares represented by outstanding restricted stock units.

(16)	Dr. Ryan’s beneficial ownership includes 87,989 shares subject to options which are or become exercisable within 60 days of April 13, 2017. Dr. Ryan’s beneficial ownership does not include 3,802 shares represented by outstanding restricted stock units.
(17)	Based on information set forth in Schedule 13D/A filed jointly under the Exchange Act on July 18, 2016 by 3-Gutinver, S.L. and Luis Gerardo Gutiérrez Fuentes (“Gerardo Gutiérrez”). 3-Gutinver, S.L. directly owns 2,200,000 shares. 3-Gutinver, S.L. has sole power to vote or direct the vote, and the sole power to dispose or direct the disposition of, all such 2,200,000 shares. Gerardo Gutiérrez, as the Sole Administrator of 3-Gutinver, S.L. has the ability to direct the management of 3-Gutinver S.L.’s business, including the power to vote and dispose of securities held by 3-Gutinver, S.L.; therefore, Gerardo Gutiérrez may be deemed to have indirect beneficial ownership of the 2,200,000 shares held by 3-Gutinver and may be deemed to have shared voting and investment power over these shares. The address for 3-Gutinver, S.L. is Parque Tecnológico, Parcela 113, 47151-Boecillo (Valladolid), Spain.
(18)	Based on information set forth in Schedule 13D filed under the Exchange Act on July 20, 2017 by Bessemer Trust Company of Delaware N.A. (“Bessemer”). Includes (i) 1,291,095.67 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Abigail D’Ambra, (ii) 1,291,096.67 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Geoffrey D’Ambra, and (iii) 1,291,096.66 shares held by the BTDEL TTEE of Thomas D’Ambra Family Trust I UAD 2/26/97 FBO Agatha D’Ambra. Bessemer, as the trustee of each of the above trusts, has sole voting and dispositive power over the shares, subject to the direction of David D’Ambra. David D’Ambra, as special holding direction advisor to the trusts, has the authority to direct the trustee in the exercise of all powers with respect to the shares, including investment decisions. Bessemer and David D’Ambra disclaim any pecuniary interest in the shares held by the above three trusts. The address is 1007 North Orange Street, Suite 1450, Wilmington, DE 19801.
(19)	Based on information set forth in Schedule 13G/A filed under the Exchange Act on January 19, 2017 by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(20)	Includes shares jointly owned with her spouse, Dr. Thomas E. D’Ambra. Dr. and Mrs. D’Ambra may be deemed to beneficially own additional shares, which are held by the Thomas D’Ambra SLAT Trust (the “Trust Shares”). The trustee of the Thomas D’Ambra SLAT trust is Dr. and Mrs. D’Ambra’s son, Geoffrey D’Ambra. Mrs. D’Ambra disclaims beneficial ownership of the Trust Shares, except to the extent of her pecuniary interest, if any, in the Trust Shares. The address for Mrs. D’Ambra is c/o Albany Molecular Research, Inc. 26 Corporate Circle, Albany, New York 12203.
(21)	Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 9, 2017 by Dimensional Fund Advisors LP (“Dimensional”). Dimensional and its subsidiaries serve as investment managers or sub-advisers to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). All securities reported in this filing are owned by the Funds and Dimensional disclaims beneficial ownership of such securities, except to the extent of its pecuniary interest, if any, in such securities. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(22)	Based on information set forth in Schedule 13D/A filed jointly under the Exchange Act on October 12, 2016 by Lauro Cinquantasette S.p.A. (“Lauro 57”), Lauro Quarantotto S.p.A. (“Lauro 48”), Clessidra S.G.R. S.p.A. (“Clessidra”), Mandarin Capital Partners Secondary S.C.A. SICAR (“MCPS”), and Mandarin Capital Management Secondary S.A. (“MCMS”). Lauro 57, Lauro 48, Clessidra, MCPS, and MCMS each reported shared voting and dispositive power of 7,051,295 shares of common stock. Lauro 48, a wholly owned subsidiary of Clessidra, owns 41.34% of Lauro 57. MCPS owns 24.57% of Lauro 57. MCMS is the general partner of MCPS and makes all investment decisions on behalf of MCPS. The address of Lauro 57, Lauro 48 and Clessidra is Via del Lauro, 7, 20121 Milano Italy. The address of MCPS and MCMS is 10, Rue Antoine Jans, L-1820 Luxembourg.
(23)	Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 14, 2017 by Permian Investment Partners, LP (“Permian”). The shares reported are held by Permian Master Fund, LP and accounts (collectively, the “Fund and Accounts”) which are managed by Permian. Permian, in its capacity as the investment manager of each of the Fund and Accounts, has the sole power to vote and the sole power to direct the disposition of all shares held by the Fund and Accounts. HTC Partners, LLC serves as the general partner of Permian. Scott Hendrickson and Alex Duran serve as the managers of HTC Partners, LLC. Permian disclaims beneficial ownership of such securities, except to the extent of its pecuniary interest, if any, in such securities. The address of Permian is 295 Madison Avenue, New York, NY 10017.

(24)	Based on information set forth in the Schedule 13G/A filed jointly under the Exchange Act on February 14, 2017 by Vaughan Nelson Investment Management, L.P. (“Vaughan Nelson”) and Vaughan Nelson Investment Management, Inc. (“General Partner”). General Partner is the general partner of Vaughan Nelson. Both Vaughan Nelson and General Partner disclaim beneficial ownership of the shares, except to the extent of its pecuniary interest therein, if any. The address for Vaughan Nelson and General Partner is 600 Travis Street, Suite 6300, Houston, Texas 77002.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company may, if required, engage a proxy solicitation firm to assist in soliciting proxies by telephone, telegram or mail. In such event, the Company would pay the entire cost of such solicitation.

HOUSEHOLDING OF PROXY MATERIALS

Our 2016 Annual Report, including audited financial statements for the fiscal year ended December 31, 2016, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Annual Report and one proxy statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used, however, if our Company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, the Company will deliver promptly a separate copy of the Annual Report and the proxy statement to any stockholder who sends a written request to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Lori M. Henderson, Secretary, or calls (518) 512-2000. If your household is receiving multiple copies of the Company’s Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Lori M. Henderson, Secretary, or call (518) 512-2000.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2018 annual meeting of stockholders must be received in writing by the Company by December 28, 2017. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement. Any such proposals should be mailed to: Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attention: Secretary.

Stockholder proposals intended to be presented at the 2018 annual meeting of stockholders, other than Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be delivered to, or mailed and received at, Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, not earlier than January 31, 2018 nor later than March 17, 2018; provided, however, that in the event that the annual meeting is scheduled to be held before May 1, 2018 or after July 30, 2018, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made by the Company. The proposal must also comply with the other requirements contained in the Company’s Amended and Restated By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the Securities and Exchange Commission’s rules governing the exercise of this authority.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On behalf of the Company and its affiliates, the Audit Committee of the Board retained KPMG LLP to audit our consolidated financial statements and our internal control over financial reporting for 2016. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us.

The Audit Committee has also adopted policies and procedures for pre-approving all audit and non-audit work performed by KPMG. The chair of the Audit Committee is authorized to pre-approve any audit and non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full Audit Committee at its next regularly scheduled meeting. The aggregate fees billed by KPMG in 2016 and 2015 for these various services were:

Type of Fees	2016	2015
	($’s in 000’s)
Audit Fees	$2,781	$2,384
Audit-Related Fees	$8	$25
Tax Fees	$15	$2
All Other Fees	—	—
Total Fees	$2,804	$2,411

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to KPMG for the audit of our annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements including local reporting requirements in the countries of our non-U.S. locations. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting. “Tax fees” are fees for tax compliance, tax advice and tax planning, and “all other fees” are fees for any services not included in the first three categories.

Representatives from KPMG will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, all Section 16 filing requirements were satisfied for 2016.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR TO CAST YOUR VOTE BY TELEPHONE OR THE INTERNET.

APPENDIX A

ALBANY MOLECULAR RESEARCH, INC.

FIFTH AMENDED 2008 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Albany Molecular Research, Inc. Fifth Amended 2008 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Albany Molecular Research, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards or Restricted Stock Units, Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” means, unless otherwise provided in an employment agreement between the Company and the participant, a determination by the Administrator that the participant shall be dismissed as a result of (i) any material breach by the participant of any agreement between the participant and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the participant to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the participant of the participant’s duties to the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means an Award of phantom stock units to a grantee.

“Disability” means “disability” as defined in Section 422(c) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means February 8, 2017.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-based Award” means any Restricted Stock Award, Restricted Stock Unit, Deferred Stock Award, Performance Share Award or Cash-based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Unit, Deferred Stock Award, Performance Share Award or Cash-based Award.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)	Administration of Plan. The Plan shall be administered by the Administrator.
(b)	Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)	to select the individuals to whom Awards may from time to time be granted;
(ii)	to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Deferred Stock Awards, Unrestricted Stock Awards, Cash-based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)	to determine the number of shares of Stock to be covered by any Award;
(iv)	to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
(v)	subject to the limitations provided in the Plan, to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)	subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and
(vii)	at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)	Delegation of Authority to Grant Options, Restricted Stock Awards and Restricted Stock Units (collectively “Officer Awards”). Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options, Restricted Stock Awards and Restricted Stock Units, to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Officer Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)	Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
(e)	Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)	Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or afteran Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)	Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 9,700,000 shares, subject to adjustment as provided in Section 3(b); provided that not more than 9,700,000 shares shall be issued in the form of Incentive Stock Options. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)	Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards, Restricted Stock Units, Deferred Stock Awards or Performance Share Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options and Restricted Stock Units granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. Notwithstanding the foregoing, no adjustment shall be made under this Section 3(b) if the Administrator determines that such action could cause any Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A or otherwise could subject the grantee to the additional tax imposed under Section 409A in respect of an outstanding Award or constitute a modification, extension or renewal of an Incentive Stock Option within the meaning of Section 424(h) of the Code. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(c)	Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and in the discretion of the Administrator in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale, unless, in any case, the parties to the Sale Event agree that Awards will be assumed or continued by the successor entity. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.
(d)	Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).
SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)	Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
i.	Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.
ii.	Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
iii.	Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

iv.	Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:
A.	In cash, by certified or bank check or other instrument acceptable to the Administrator; or
B.	Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or
C.	By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or
D.	With respect to Non-Qualified Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

v.	Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
(b)	Stock Options Granted To Non-Employee Directors
i.	Grant of Options. Each Non-Employee Director who is serving as Director is eligible to receive grants of Non-Qualified Stock Options to acquire shares of Stock valued at an amount determined by the Compensation Committee from time to time. The Stock Options to such

Directors shall be granted at the same time as the annual grant of equity to the management team or in no event more than five (5) business days following the annual stockholders meeting.

The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Non-Employee Directors. Any such grant may vary among individual Non-Employee Directors.

ii.	Exercise; Termination. Unless otherwise determined by the Administrator, an Option granted under Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.

Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

SECTION 6.	STOCK APPRECIATION RIGHTS
(a)	Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(b)	Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(c)	Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.
SECTION 7.	RESTRICTED STOCK AWARDS/ RESTRICTED STOCK UNITS
(a)	Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(i)	Rights as a Stockholder. Upon execution of the Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock and receipt of dividends, provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(ii)	Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the

Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(iii)	Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(a)(ii) above.
(b)	Restricted Stock/ Restricted Stock Units Granted to Non-Employee Directors
(i)	Grant of Restricted Stock. Each Non-Employee Director who is serving as Director of the Company is eligible to receive grants of Restricted Stock or Restricted Stock Units valued at an amount determined by the Compensation Committee from time to time. The Restricted Stock or Restricted Stock Units granted to such Directors shall be granted at the same time as the annual grant of equity to the management team or in no event more than five (5) business days following the annual stockholders meeting.
(c)	Restricted Stock Units
(i)	Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of certain restrictions and conditions determined by the Administrator at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Restricted Stock Units granted to employees shall have a performance-based goal, the vesting period with respect to such stock units shall not be less than one year, and in the event any such Restricted Stock Units granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in any Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries.
(ii)	Settlement of Restricted Stock Units. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(iii)	Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units.
SECTION 8.	DEFERRED STOCK AWARDS
(a)	Nature of Deferred Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock.
(b)	Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.
(c)	Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.
(d)	Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS
(a)	Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10.	CASH-BASED AWARDS
(a)	Grant of Cash-based Awards. The Administrator may, in its sole discretion, grant Cash-based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-based Award, the amount of cash to which the Cash-based Award pertains, the conditions upon which the Cash-based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.
SECTION 11.	PERFORMANCE SHARE AWARDS
(a)	Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.
(b)	Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).
(c)	Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 12.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES
(a)	Performance-based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Deferred Stock Award, Performance Share Awards or Cash-based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-based Award granted to a Covered Employee. Each Performance-based Award shall comply with the provisions set forth below.
(b)	Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-based Awards to different Covered Employees.
(c)	Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.
(d)	Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $1,000,000 in the case of a Performance-based Award that is a Cash-based Award.
SECTION 13.	DIVIDEND EQUIVALENT RIGHTS
(a)	Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of a Restricted Stock Award, Restricted Stock Unit or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)	Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
(c)	Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.	TRANSFERABILITY OF AWARDS
(a)	Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)	Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.
(c)	Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d)	Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
SECTION 15.	TAX WITHHOLDING
(a)	Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)	Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.	ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A

In the event any Stock Option or Stock Appreciation Right under the Plan is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a)	Exercise and Distribution. Except as provided in Section 16(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:
i.	Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.
ii.	Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 16(a)(ii) may not be made before the date that is six months after the date of separation from service.
iii.	Death. The date of death of the 409A Award grantee.
iv.	Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section 16(c)(ii) hereof).
v.	Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 16(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).
vi.	Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 16(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.
(b)	No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 16(a) hereof, except in the case of one of the following events:
i.	Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).
ii.	Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).
iii.	Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

(c)	Definitions. Solely for purposes of this Section 16 and not for other purposes of the Plan, the following terms shall be defined as set forth below:
i.	“Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance).
ii.	“Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.
iii.	“Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.
SECTION 17.	TERMINATION OF SERVICE, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)	Unless the applicable Award Agreement provides otherwise or the Administrator in its sole discretion determines otherwise, upon termination of a grantee’s service with the Company and its Subsidiaries by the Company or its Subsidiary for Cause, all outstanding Awards granted to such person that are outstanding as of the date of such termination of service shall terminate upon the date of such termination of service.
(b)	Unless the applicable Award Agreement provides otherwise or the Administrator in its sole discretion determines otherwise, upon termination of the grantee’s service with the Company and its Subsidiaries for any reason other than as described in subsection (a), (c) or (d) hereof, the portions of outstanding Options or Stock Appreciation Rights granted to such participant that are vested and exercisable as of the date of such termination of service shall remain exercisable for a period of ninety (90) days (and shall terminate thereafter). Any portion of outstanding Options or Stock Appreciation Rights granted to such participant which are not vested as of the date of such termination of service, and any other outstanding Award which is not vested as of the date of such termination of service shall terminate upon the date of such termination of service.
(c)	Unless the applicable Award Agreement provides otherwise or the Administrator in its sole discretion determines otherwise, if the grantee’s service with the Company and its Subsidiaries terminates by reason of death or Disability, or if the grantee’s service with the Company and its Subsidiaries terminates under circumstances providing for continued rights under subsection (b) or (d) of this Section 17 and during the period of continued rights described in subsection (b) or (d) the grantee dies, all outstanding Awards subject to time-based vesting granted to such person shall vest and become fully exercisable, and any payment or notice provided for under the terms of any such Award may be immediately paid or given and any condition may be satisfied, by the person to whom such rights have passed under the grantee’s will (or if applicable, pursuant to the laws of descent and distribution) for a period of one (1) year from and including the date of the grantee’s death (or Disability, as determined by the Administrator) and thereafter all such Awards or parts thereof shall be canceled.
(d)	Unless the applicable Award Agreement provides otherwise or the Administrator in its sole discretion determines otherwise, upon termination of a grantee’s service to the Company and its Subsidiaries (i) by the Company or its Subsidiaries without Cause (including, in case of a nonemployee director, the failure to be elected as a nonemployee director) or (ii) by the participant for “good reason” or any like term as defined under any employment agreement with the Company or a Subsidiary to which a grantee may be a party to, the portions of outstanding Options and Stock Appreciation Rights granted to such participant which are vested and exercisable as of the date of termination of service of such person shall remain exercisable for a period of one (1) year from and including the date of termination of service and shall terminate thereafter. Unless the applicable Award Agreement provides otherwise or the Administrator in its sole discretion determines otherwise, any portion of outstanding Options or Stock Appreciation Rights granted to such person which are not vested as of the date of such termination of service, and any other outstanding Award which is not vested as of the date of such termination of service shall terminate upon the date of such termination of service.
(e)	Notwithstanding anything in this Section 17 to the contrary, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable past the stated expiration date.
(f)	For purposes of the Plan, the following events shall not be deemed a termination of employment:
(i)	a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(ii)	an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
(g)	The Committee may in its sole discretion, determine (i) for purposes of the Plan, whether any termination of service is due to Disability or Cause for purposes of the Plan, (ii) whether any leave of absence (including any short-term or long-term Disability or medical leave) constitutes a termination of service, or a failure to have remained continuously in service, for purposes of the Plan (regardless of whether such leave or status would constitute such a termination or failure for purposes of employment law), (iii) the applicable date of any such termination of service, and (iv) the impact, if any, of any of the foregoing on Awards under the Plan.
SECTION 18.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect re-pricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 19.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.	GENERAL PROVISIONS
(a)	No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)	Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)	Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or Stock Appreciation Right, or any other action by the grantee with respect to an Award.
(d)	Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)	Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.
(f)	Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.
(g)	Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 21.	EFFECTIVE DATE OF PLAN

This Fifth Amended Plan shall become effective upon approval by the holders of a majority of the shares present or represented at a meeting of stockholders and entitled to vote. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the date the Fifth Amended Plan is approved by stockholders and no grants of Incentive Stock Options may be made hereunder after April 13, 2027.

SECTION 22.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

ORIGINAL 2008 STOCK INCENTIVE PLAN

DATE APPROVED BY BOARD OF DIRECTORS:	February 7, 2008
DATE APPROVED BY STOCKHOLDERS:	June 4, 2008

AMENDED 2008 STOCK INCENTIVE PLAN

DATE APPROVED BY BOARD OF DIRECTORS:	March 22, 2011
DATE APPROVED BY STOCKHOLDERS:	June 1, 2011

SECOND AMENDED 2008 STOCK INCENTIVE PLAN

DATE APPROVED BY BOARD OF DIRECTORS:	January 31, 2013
DATE APPROVED BY STOCKHOLDERS:	June 5, 2013

THIRD AMENDED 2008 STOCK INCENTIVE PLAN

DATE APPROVED BY THE BOARD OF DIRECTORS:	February 27, 2015
DATE APPROVED BY STOCKHOLDERS :	June 3, 2015

FOURTH AMENDED 2008 STOCK INCENTIVE PLAN

DATE APPROVED BY THE BOARD OF DIRECTORS:	February 8, 2017

FIFTH AMENDED 2008 STOCK INCENTIVE PLAN

DATE APPROVED BY THE COMPENSATION COMMITTEE:	April 13, 2017
DATE APPROVED BY STOCKHOLDERS:

APPENDIX B

ALBANY MOLECULAR RESEARCH, INC.

FOURTH AMENDED 1998 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Albany Molecular Research, Inc. 1998 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Albany Molecular Research, Inc. (the “Company”) and its subsidiaries with opportunities to purchase shares of the Company's common stock, par value $.01 per share (the “Common Stock”). Two Million (2,000,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1.	Administration. The Plan will be administered by the Company's Board of Directors (the “Board”) or by a committee appointed by the Board for such purpose (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. All interpretations and decisions of the Committee shall be binding on all persons, including the Company and employees. No member of the Board or the Committee shall be liable for any action or determination with respect to the Plan or any option granted hereunder.
2.	Offerings. The Company will make one or more offerings to eligible employees to purchase the Common Stock under the Plan (“Offerings”). The initial Offering will begin on January 1, 1999 and will end on June 30, 1999. Thereafter, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Committee may, in its discretion, choose an Offering period of six months or less for each of the Offerings and choose a different Offering period for each Offering.
3.	Eligibility. All individuals classified as employees of the Company (including employees who are also directors of the Company) and all individuals classified as employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.
4.	Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least fifteen (15) business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from such employee's Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for such employee in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such employee are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, such employee's deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided such employee remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.	Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his or her Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.
6.	Deduction Changes. An employee may not increase his or her payroll deduction during any Offering, but may decrease his or her payroll deduction for the remainder of the Offering. An employee may also terminate his or her payroll deduction for the remainder of the Offering, either with or without withdrawing from the Offering under Section 7. To reduce or terminate his or her payroll deduction (without withdrawing from the Offering), an employee must submit a new enrollment form at least fifteen (15) business days (or such shorter period as shall be established) before the payroll date on which the change becomes effective. Subject to the requirements of Sections 4 and 5, an employee may either increase or decrease his or her payroll deduction with respect to the next Offering by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established for the Offering).
7.	Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The employee's withdrawal will be effective as of the next business day. Following an employee's withdrawal, the Company will promptly refund such employee's entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8.	Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) two thousand (2,000) shares of Common Stock reserved for the purposes of the Plan, or (c) such other number of shares as shall have been established by the Board or the Committee in advance of the offering. Each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under such Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.	Exercise of Option and Purchase of Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee's account at the end of an Offering will be refunded to the employee promptly.
10.	Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his or her nominee for such purpose.
11.	Definitions. The term “Compensation” means the amount of total cash compensation, prior to salary reduction pursuant to either Section 125, 132(f) or 401(k) of the Code, including base pay, overtime, commissions and bonuses, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board or the Committee to participate in the Plan. The Board or the Committee may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” means (i) if the Common Stock is admitted to trading on a national securities exchange or the National Association of Securities Dealers National Market System, the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported, or (ii) if clause (i) does not apply but the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the average of the highest bid and lowest asked prices of the Common Stock reported on NASDAQ for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code. The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.	Rights on Termination of Employment. If a participating employee's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to such employee and the balance in such employee's account will be paid to such employee or, in the case of death, to such employee's designated beneficiary as if such employee had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs such employee, having been a Designated Subsidiary, ceases to be a Subsidiary, or if such employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise provides in writing.
13.	Special Rules. Notwithstanding anything herein to the contrary, the Board or the Committee may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Board or the Committee determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.
14.	Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such employee.
15.	Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.
16.	Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.
17.	Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

18.	Amendment of the Plan. The Board or the Committee may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within twelve (12) months of such Board or Committee action, by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
19.	Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20.	Termination of the Plan. The Plan may be terminated at any time by the Board or the Committee. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.
21.	Governmental Regulations. The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22.	Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.	Tax Withholding. Participation in the Plan is subject to any required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.
24.	Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
25.	Effective Date and Approval of Stockholders The Plan shall take effect on the first day of the Company's initial public offering, subject to approval by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, which approval must occur within twelve (12) months of the adoption of the Plan by the Board.

AMRI®
Albany Molecular Research Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote "FOR" all the nominees listed, "FOR" Proposals 2 – 5 and "1 YEAR" on Proposal 6.

+

1. The Board of Directors have nominated two members to serve for a three year term.
   Nominees:

Nominee	For	Withhold
01 - Class I director Kenneth P. Hagen for election.	☐	☐
02 - Class I director Anthony J. Maddaluna for election.	☐	☐

Proposal	For	Against	Abstain
2. A ratification of the Company's selection of KPMG LLP as the independent registered public accounting firm for the 2017 fiscal year.	☐	☐	☐
3. Proposal to approve the Fifth Amended 2008 Stock Option and Incentive Plan.	☐	☐	☐
4. Proposal to approve the Fourth Amended 1998 Employee Stock Purchase Plan.	☐	☐	☐
5. Advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐

In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person of the stockholders' corporation or partnership, stating his or her title or authority.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 3 2 5 2 3 2 2 +

02LBCD

Electronic versions of the Albany Molecular Research, Inc. Annual Report and Proxy Statement are available at www.amriglobal.com/investor_relations

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ALBANY MOLECULAR RESEARCH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALBANY MOLECULAR RESEARCH, INC.

THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT, EACH DATED APRIL 19, 2017, AND HEREBY CONSTITUTES AND APPOINTS WILLIAM S. MARTH AND LORI M. HENDERSON (THE "PROXIES") AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, EACH WITH THE POWER TO APPOINT HIS/HER SUBSTITUTE AND TO ACT ALONE, AND AUTHORIZES EACH OF THEM ACTING SINGLY, TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE OF THIS PROXY CARD, ALL SHARES OF COMMON STOCK OF ALBANY MOLECULAR RESEARCH, INC., HELD OF RECORD BY THE UNDERSIGNED ON APRIL 13, 2017, AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD ON WEDNESDAY, MAY 31, 2017 AT 10:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL 1, FOR PROPOSALS 2 THROUGH 5 AND "1 YEAR" FOR PROPOSAL 6. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RESOLUTIONS 1, 2, 3, 4, 5 AND "1 YEAR" FOR PROPOSAL 6 APPEARING ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)